UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Novellus Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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NOVELLUS SYSTEMS, INC.

4000 North First Street

San Jose, California 95134

April 9, 2009

To the Shareholders of Novellus Systems, Inc.:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Novellus Systems, Inc. (the “Company”) on May 12, 2009 at 8:00 a.m., Pacific Time. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy (i) over the Internet, (ii) by telephone, or (iii) by completing, signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

/s/ Richard S. Hill
Richard S. Hill
Chairman of the Board and
Chief Executive Officer

NOVELLUS SYSTEMS, INC.

4000 North First Street

San Jose, California 95134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held May 12, 2009

To the Shareholders of Novellus Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of Novellus Systems, Inc. (the “Company”) will be held on May 12, 2009 at 8:00 a.m., Pacific Time, at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134, for the following purposes:

1.	To elect nine directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2.	To ratify and approve an amendment and restatement of the Company’s 2001 Stock Incentive Plan.

3.	To ratify and approve an amendment to the Company’s Amended and Restated 1992 Employee Stock Purchase Plan.

4.	To reapprove the Company’s senior executive bonus plan, pursuant to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

5.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the Annual Meeting.

The Board of Directors has fixed the close of business on March 27, 2009 as the record date for determining the shareholders entitled to receive notice of and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 12, 2009.

The proxy statement is available at www.proxyvote.com.

FOR THE BOARD OF DIRECTORS,

/s/ Martin J. Collins
Martin J. Collins
Corporate Secretary

San Jose, California

April 9, 2009

YOUR VOTE IS IMPORTANT

To ensure your representation at the Annual Meeting, you are urged to submit your proxy or voting instructions as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy or voting instructions (i) over the Internet at www.proxyvote.com, (ii) by telephone at (800)690-6903, or (iii) by completing, signing, dating and returning the enclosed Proxy Card promptly in the accompanying envelope. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you returned a proxy or voting instructions.

NOVELLUS SYSTEMS, INC.

4000 North First Street

San Jose, California 95134

PROXY STATEMENT

Annual Meeting of Shareholders

May 12, 2009

General Information

The enclosed proxy is solicited on behalf of the Board of Directors of Novellus Systems, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on May 12, 2009 at 8:00 a.m., Pacific Time (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

This Proxy Statement and the form of proxy are first being mailed on or about April 9, 2009 to shareholders entitled to vote at the Annual Meeting.

Record Date, Share Ownership and Quorum

Shareholders of record at the close of business on March 27, 2009 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. At the Record Date, 97,351,703 shares of the Company’s common stock (the “Common Stock”) were issued and outstanding. The presence in person or by proxy of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date is entitled to one vote. Under the Company’s cumulative voting provisions, each shareholder may cast his or her votes for a single nominee for director, or distribute among up to nine nominees a number of votes equal to nine multiplied by the number of shares held by that shareholder. However, cumulative voting will not be available unless, at the Annual Meeting, at least one shareholder has given written notice to the chairman of the Annual Meeting of his or her intent to cumulate votes prior to the voting. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to the voting.

If you are not planning to attend the Annual Meeting and vote your shares in person, your shares of Common Stock cannot be voted until either (i) a signed Proxy Card is returned to the Company, or (ii) voting instructions are submitted by accessing the Internet website at www.proxyvote.com as described on the enclosed Proxy Card and following the instructions provided or by calling (800) 690-6903 (the designated telephone number included on the enclosed Proxy Card) and following the recorded instructions. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy Card. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide voting instructions, and to confirm that instructions have been recorded properly.

The enclosed Proxy Card also serves as a voting instruction to the trustee of the Novellus Systems, Inc. Retirement Plan for shares of Common Stock held in the Novellus Systems, Inc. Retirement Plan as of the Record Date, provided that instructions are furnished over the Internet or by telephone by 5:00 p.m. Eastern Time on May 9, 2009, or that the Proxy Card is signed, returned, and received by 5:00 p.m. Eastern Time on May 9, 2009. If instructions are not received over the Internet or by telephone by 5:00 p.m. Eastern Time on May 9, 2009, or if the signed Proxy Card is not returned and received by that date and time, the shares of Common Stock in the Novellus Systems, Inc. Retirement Plan will be voted by the trustee in the same proportions as the shares for which the trustee receives timely voting instructions.

The cost of managing the proxy process will be borne by the Company. The Company has retained the services of Georgeson, Inc. (“Georgeson”) to assist in the solicitation of proxies for a fee not to exceed $9,500 plus any customary out-of-pocket expenses and service fees. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to those beneficial owners. Certain of the Company’s directors, officers and regular employees may also, without additional compensation, solicit proxies personally or by telephone, fax or telegram.

The Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting with the assistance of Broadridge Financial Solutions, Inc. (“Broadridge”). The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors at the Annual Meeting whereby directors are elected by a plurality, the affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting at which a quorum is present (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of the proposals presented to shareholders at this Annual Meeting. In general, California law provides that a quorum consists of a majority of the shares of Common Stock entitled to vote, either in person or represented by proxy. With respect to any matter submitted to a vote of the shareholders, the Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of that matter. Any proxy which is returned using the form of proxy enclosed and which is not marked as to any one of the following items will be voted FOR the election of directors, FOR the ratification and approval of the amendment and restatement of the Company’s 2001 Stock Incentive Plan, FOR an increase in the number of shares issuable pursuant to the Company’s Amended and Restated 1992 Employee Stock Purchase Plan, FOR the reapproval of the Company’s senior executive bonus plan, pursuant to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting, with respect in each case to the particular item or items not marked. Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement, nor have we received notice of any matter by the deadline prescribed by SEC Rule 14a-4(c). Without limiting our ability to apply the advance notice provisions in our Amended and Restated Bylaws with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter (“broker non-votes”), those shares will be considered present and entitled to vote for purposes of determining a quorum but as not voting with respect to that matter.

Revocability of Proxies

A shareholder may revoke any proxy or voting instructions given pursuant to this solicitation at any time before its use by:

1.	delivering to the Company (to the attention of Martin J. Collins, Corporate Secretary, 4000 North First Street, San Jose, California 95134) a written notice of revocation;

2.	delivering a duly executed proxy or voting instructions bearing a later date before the Annual Meeting by (i) submitting new voting instructions via the Internet at www.proxyvote.com, or (ii) calling (800) 690-6903 the designated telephone number and enter new voting instructions; or

3.	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and annual report may have been sent to multiple shareholders in a shareholders’ household. The Company believes this “householding” rule will provide greater convenience for its shareholders, as well as cost savings for the Company by reducing the number of duplicate documents that are sent to shareholders’ homes.

The “householding” election appears on the Proxy Card accompanying this Proxy Statement. If you wish to participate in the “householding” program, please indicate “YES” when voting your proxy. Your affirmative or implied consent will be perpetual unless you withhold or revoke it. If you wish to continue to receive separate proxy statements and annual reports for each account in your household, you must withhold your consent to our “householding” program by so indicating when voting your proxy. Please note that if you do not respond, you will be deemed to have consented and “householding” will begin 60 days after the mailing of this document.

You may revoke your consent to “householding” at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent to participate in the “householding” program, or if you submit a written or oral request to the Company to the attention of Martin J. Collins, Corporate Secretary, 4000 North First Street, San Jose, California 95134, each shareholder at your address will receive individual copies of the Company’s disclosure documents within 30 days of receipt of your revocation or request.

Electronic Access of Annual Meeting Materials

We strongly encourage our shareholders to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your shareholder communications electronically via e-mail or the Internet. With electronic delivery, we will notify you as soon as the annual report and the proxy statement are available on the Internet. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1. Follow the voting instructions to vote using the Internet at www.proxyvote.com, and when prompted, indicate that you agree to receive or access shareholders communications electronically in future years.

2. Check the box on the proxy card, indicating your intent to consent to access future annual reports and proxy statements of the Company electronically over the Internet.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact Broadridge at http://enroll.icsdelivery.com/nvls.

Deadline for Receipt of Shareholder Proposals

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing to the Corporate Secretary of the Company. To be timely for the Company’s 2010 annual meeting of shareholders, a shareholders’ notice must be delivered to or mailed and received by the Company at its principal executive offices between December 14, 2009 and February 12, 2010. A shareholder’s notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and intended to be presented at the Company’s 2010 annual meeting of shareholders must be received by the Company not later than December 10, 2009 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The authorized number of directors is currently fixed at nine, as set by the Board of Directors pursuant to the Bylaws of the Company. Accordingly, the shareholders will elect nine directors at the Annual Meeting. The Governance and Nominating Committee (the “Governance Committee”) has recommended, and the Board of Directors has nominated, the nine persons listed below for election as directors at the Annual Meeting, each to serve until the 2010 annual meeting of shareholders, until each director’s successor is elected or appointed or until the earlier resignation or removal of the director. The nine nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the nine nominees of the Board of Directors named below. Each nominee is currently a director of the Company, and has consented, if elected, to serve until his or her term expires. In the event that any nominee of the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders shall vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

The Board of Directors recommends a vote FOR the nominees listed below.

Name of Nominee	Age	Principal Occupation	Director Since
Richard S. Hill	57	Chairman of the Board of Directors and Chief Executive Officer of the Company	1993
Neil R. Bonke	67	Retired semiconductor equipment industry executive, private investor	2004
Youssef A. El-Mansy	64	Retired Vice President, Director of Logic Technology Development, Intel Corporation	2004
J. David Litster	70	Professor of Physics at the Massachusetts Institute of Technology	1998
Yoshio Nishi	69	Professor of Electrical Engineering and Director Institute of Technology Facility	2002
Glen G. Possley	68	Managing General Partner of Glen-Ore Associates, a consulting enterprise focused on the semiconductor business	1991
Ann D. Rhoads	43	Chief Financial Officer of Premier, Inc., a healthcare supply management company	2003
William R. Spivey	62	Retired President and Chief Executive Officer of Luminent, Inc.	1998
Delbert A. Whitaker	65	Retired Senior Vice President, Texas Instruments, Inc.	2002

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified. The Company’s Bylaws provide that no person may be elected to the Board of Directors if that director will, on or prior to the date of such meeting of shareholders, have reached an anniversary exceeding his or her 70th anniversary of birth. If during any term of office a director reaches an anniversary exceeding his or her 70th anniversary of birth, said director shall be allowed to complete his or her term in office but shall not be eligible to seek election to the Board for a subsequent term. There is no family relationship between any director and any other director or executive officer of the Company.

Mr. Hill has been Chief Executive Officer and a member of the Board of Directors of the Company since December 1993. In May 1996, he was appointed Chairman of the Board of Directors. From 1981 to 1993, Mr. Hill was employed by Tektronix, Inc., a provider of communications network management and diagnostic solutions, where he held various positions, including President of the Tektronix Development Company, Vice President of the Test & Measurement Group, and President of Tektronix Components Corporation. Prior to joining Tektronix, Inc., Mr. Hill held engineering or management positions at General Electric Corporation, a multinational technology services conglomerate; Motorola Inc., a communications company; and Hughes Aircraft Company, an aerospace and defense company. Mr. Hill holds a Bachelor of Science degree in Engineering from the University of Illinois and a Master of Business Administration from Syracuse University. Mr. Hill is also a member of the Board of Directors of LSI Logic Corp., Arrow Electronics, Inc. and the University of Illinois Foundation.

Mr. Bonke became a member of the Board of Directors in April 2004. Mr. Bonke is a private investor and is the retired Chairman of the Board of Directors and Chief Executive Officer of Electroglas, Inc., a semiconductor test equipment manufacturer. He also serves on the Board of Directors of Sanmina-SCI Corporation, an electronics manufacturing services company. Mr. Bonke is a past director of the San Jose State University Foundation. Mr. Bonke holds a Bachelor of Science degree in Engineering and Technical Marketing from Clarkson University.

Mr. El-Mansy became a member of the Board of Directors in April 2004. Mr. El-Mansy is the retired Vice President, Director of Logic Technology Development, at Intel Corporation (“Intel”), a leading producer of microchips, computing and communications products, where he was responsible for managing technology development, the processor design center for Intel’s Technology and Manufacturing Group and two wafer manufacturing facilities. Mr. El-Mansy joined Intel in 1979 and led microprocessor technology development at Intel for 20 years. Prior to joining Intel, Mr. El-Mansy held engineering positions at Bell Northern Research, a telecommunications company in Canada. Mr. El-Mansy is also a member of the Board of Directors of Zygo Corporation, a designer and manufacturer of optical systems. Mr. El-Mansy holds Bachelor of Science and Masters degrees in Electronics and Communications from Alexandria University in Egypt and a Ph.D. in Electronics from Carleton University in Ottawa, Canada.

Mr. Litster joined the Board of Directors in February 1998. Mr. Litster is a Professor of Physics at the Massachusetts Institute of Technology (“MIT”). From 1991 to 2001, he was Vice President and Dean for Research at MIT. From 1983 through 1988, he was the director of MIT’s Center for Materials Science and Engineering and from 1988 through 1992; he was the director of the Francis Bitter National Magnet Laboratory at MIT. Mr. Litster is a fellow of the American Physical Society, the American Academy of Arts and Sciences and the American Association for the Advancement of Science. In 1993, Mr. Litster was awarded the Irving Langmuir Prize by the American Physical Society. Mr. Litster holds a Bachelor of Engineering degree from McMaster University in Hamilton, Ontario, Canada, and a Ph.D. in Physics from MIT.

Mr. Nishi joined the Board of Directors in May 2002. Mr. Nishi is a Professor of Electrical Engineering and Director of the Stanford University Nanofabrication Facility. Mr. Nishi joined Stanford University in May 2002 after serving as Director of Research and Development and Senior Vice President at Texas Instruments, Inc., a semiconductor company, from 1995 to 2002. Mr. Nishi joined Texas Instruments, Inc. in 1995 as Vice President and Director of Research and Development for the Semiconductor Group. From 1986 to 1995, Mr. Nishi held various senior management positions in research and development at Hewlett Packard Company (“Hewlett Packard”), a leading provider of products, technologies, software, solutions and services. From 1969 to 1985, Mr. Nishi held various managerial positions at Toshiba Corporation, an electronics corporation. From 1986 to 2002, Mr. Nishi was a Consulting Professor in the Department of Electrical Engineering and served on the Advisory Committee for the Center for Integrated Systems at Stanford University. From 1993 to 1996, Mr. Nishi taught at Waseda University in Japan as a visiting professor of the Material Sciences and Engineering Department and the Electronic Communication Engineering Department for intensive courses. Mr. Nishi served on a wide range of boards, committees and advisory boards including The Development Board and Executive Committee for the

University of Texas, the Board of Directors of the Japan-America Society of Dallas/Fort Worth, the Advisory Committee, Information Sciences & Technology, Lawrence Livermore National Laboratory and the Board of Directors of SEMATECH. In 2006, Mr. Nishi was also a member of the Supervisory Board of Qimonda A.G., the second largest supplier of DRAM memory products. Mr. Nishi holds a Bachelor of Science degree in Metallurgy from Waseda University and a Ph.D. in Electronics Engineering from the University of Tokyo.

Mr. Possley joined the Board of Directors in July 1991. He is currently a managing general partner of Glen-Ore Associates, a consulting enterprise focused on the semiconductor industry. Since 2003 he has served as an Executive Adviser and Investor for the Silicon Border Project. From October 1997 through December 1999, Mr. Possley was an associate consultant at N-Able Group, a semiconductor consulting company. From March 1994 to September 1997, Mr. Possley was President of SubMicron Technology, PCL, a semiconductor wafer manufacturing company. From April 1992 to May 1994, he was Senior Vice President of Manufacturing at Ramtron International, a semiconductor company. From January 1991 to March 1992, he was Vice President, Operations at Sandisk, Inc., a manufacturer of solid state memory systems. From January 1986 to December 1990, Mr. Possley was Senior Vice President of Manufacturing for Philips Semiconductor, Inc., a semiconductor company. Prior to joining Philips Semiconductor, Inc., he was Vice President, Wafer Fabrication and Research and Development at United Technologies Mostek, a multinational conglomerate, and held management and engineering positions with the Semiconductor Products Sector of Motorola Inc., a provide of broadband and wireless communications; Texas Instruments, Inc., a semiconductor company; Fairchild Camera and Instrument Corporation, an electronic research and development company, and the semiconductor division of General Electric Corporation, a multinational technology services conglomerate. Mr. Possley was also a director of Catalyst Semiconductor, Inc., until October 2008 when Catalyst was merged with ON Semiconductor, and is a director of ASAT Holdings Limited, a global provider of semiconductor assembly, test, and design services. Mr. Possley holds a Bachelor of Science degree in Mathematics from Western Illinois University and a Ph.D. in Physical Chemistry from the University of Kentucky.

Ms. Rhoads joined the Board of Directors in February 2003. She is Chief Financial Officer of Premier, Inc., a healthcare supply management company. From 1998 to 2000, she was Vice President, Strategic Initiatives at Premier, Inc. From 1993 to 1998, Ms. Rhoads was a Vice President of The Sprout Group, an institutional venture capital firm. Ms. Rhoads is also a member of the Board of Directors of Innovatix, LLC, a privately held company. Ms. Rhoads holds a Bachelor of Science degree in Finance from the University of Arkansas and a Masters degree from the Harvard Graduate School of Business Administration.

Mr. Spivey joined the Board of Directors in May 1998. From 2000 to 2001, he was President, Chief Executive Officer and a Director of Luminent, Inc., a producer of fiber optic components. From 1997 to 2000, he was Group President, Network Products Group of Lucent Technologies a producer of world-wide communications products. From 1994 to 1997, he was Vice President of the Systems and Components Group of AT&T, a communications company. From 1991 to 1994, he was the President of Tektronix Development Company and Group President at Tektronix, Inc., a provider of communications network management and diagnostic solutions. Previously, Mr. Spivey held managerial positions at Honeywell, Inc. and General Electric Corporation, technology services companies with broad business divisions. Mr. Spivey also serves on the Board of Directors of Cascade Microtech, Inc., Laird Plc., Raytheon Company, and ADC Telecommunications. Mr. Spivey holds a Bachelor of Science degree in Physics from Duquense University, a Masters degree in Physics from Indiana University of Pennsylvania and a Ph.D. in Management from Walden University.

Mr. Whitaker joined the Board of Directors in March 2002. From 1968 to 2000, Mr. Whitaker was employed by Texas Instruments, Inc., a semiconductor company, where he held positions including Senior Vice President of Worldwide Analog and Standard Logic, Vice President of US Semiconductor Business, and various management positions in product departments, marketing and sales. Prior to joining Texas Instruments, Inc., Mr. Whitaker held an engineering position at General Electric Corporation, a multinational technology services conglomerate. Mr. Whitaker holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University where he is a member of the Engineering Advisory Board.

Independence of Directors

A majority of the Board of Directors must qualify as “independent” as that term is defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors has affirmatively determined that eight of the nine current members of the Board of Directors, Ms. Rhoads and Messrs. Bonke, El-Mansy, Litster, Nishi, Possley, Spivey and Whitaker, are independent under the applicable NASDAQ listing standards.

The Company’s independent directors meet regularly in executive session without management. The Board of Directors has also designated a lead director to preside at executive sessions of independent directors. Mr. Spivey is currently the lead independent director.

Board Meetings and Committees

The Board of Directors held eight meetings during 2008. During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director. The Company encourages, but does not require, members of the Board of Directors to attend the annual meeting of shareholders. All of the members of the Board of Directors attended the 2008 annual meeting of shareholders, with the exception of Mr. Nishi.

The Board of Directors has an Audit Committee, a Stock Option and Compensation Committee (the “Compensation Committee”) and a Governance and Nominating Committee (the “Governance Committee”).

Audit Committee. During 2008, Ms. Rhoads and Messrs. Bonke, Possley and Whitaker served on the Audit Committee, which held 13 meetings over the course of the year. Ms. Rhoads is the chair of the Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of the Company as well as the audits of the Company’s financial statements. The Audit Committee appoints and approves the services performed by the Company’s independent registered public accounting firm and is responsible for reviewing and evaluating the Company’s accounting principles and its system of internal control over financial reporting. All members of the Audit Committee meet the standards for independence set forth in Rule 10A-3(b) promulgated under the Exchange Act, and have been determined by the Board of Directors to be “independent” as that term is defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Board of Directors has further determined that Ms. Rhoads and Mr. Bonke are each an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and are each independent as required by the applicable NASDAQ listing standards.

The Audit Committee operates under a written charter that sets forth its functions and responsibilities. A copy of the charter is posted on the Company’s website at www.novellus.com.

Compensation Committee. During 2008, Messrs. El-Mansy, Litster, Nishi and Spivey served on the Compensation Committee, which held five meetings during the year. Mr. Litster is the chair of the Compensation Committee. All members of the Compensation Committee are “independent” directors within the meaning of Rule 4200(a)(15) of the NASDAQ listing standards. The Compensation Committee administers the issuance of restricted stock and the granting of options to purchase stock of the Company pursuant to the Company’s stock plans and, in accordance with the terms of the respective stock plans, determines the terms and conditions of such issuances and grants. In addition, the Compensation Committee reviews and approves the Company’s executive compensation policy, conducts an annual review of the compensation of each senior executive and makes recommendations to the Board of Directors regarding compensation for the Chief Executive Officer as described under “Executive Compensation and Related Information—Compensation Discussion and Analysis.”

The Compensation Committee operates under a written charter that sets forth its functions and responsibilities. A copy of the charter is posted on the Company’s website at www.novellus.com.

Governance Committee. During 2008, Messrs. El-Mansy, Litster, Nishi and Spivey served on the Governance Committee, which held four meetings during the year. Mr. Spivey is the chair of the Governance Committee. All members of the Governance Committee are “independent” directors within the meaning of Rule 4200(a)(15) of the NASDAQ listing standards. The Governance Committee monitors the size and composition of the Board of Directors. Prior to the Company’s annual meeting of shareholders, the Governance Committee, pursuant to qualification guidelines, assists the Board of Directors in selecting the candidates that will be presented to the Company’s shareholders for election as directors at the next annual meeting. The Governance Committee considers and makes recommendations to the Board of Directors regarding any shareholder recommendations for candidates to serve on the Board of Directors. However, the Governance Committee has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the small number of shareholder recommendations in the past. Pursuant to the Company’s Amended and Restated Bylaws shareholders, wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Corporate Secretary of the Company at 4000 North First Street, San Jose, California 95134, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating shareholder’s ownership of Common Stock not less than 90 nor more than 150 days prior to the next annual meeting of shareholders to assure time for meaningful consideration by the Governance Committee. There is no difference in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, by management or by the Board of Directors. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

In reviewing potential candidates to serve on the Board of Directors, the Governance Committee considers experience in the semiconductor equipment industry, general business or other experience, the Company’s need for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, and other subjective criteria. Of greatest importance are the individual’s integrity, willingness to be actively involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board of Directors intends to continue to evaluate candidates for election to the Board of Directors on the basis of the foregoing criteria.

Effective July 25, 2008, the Company’s Board of Directors amended and restated the Company’s Amended and Restated Bylaws the principal effect of which was to (1) shorten the notice period for special meetings of the Board of Directors, (2) broaden the range of situations for which advanced notice is required to include shareholder nominations for the Board of Directors to be acted upon at special meetings of the shareholders as well as both shareholder nominations and shareholder proposals to be acted upon at annual meetings of the shareholders, (3) lengthen the advance notice period for all shareholder nominations to the Board of Directors and for shareholder proposals to be voted on at annual meetings from 45 to 90 days, and (4) require advance notice of shareholder nominations and proposals to include additional information.

The Governance Committee operates under a written charter that sets forth its functions and responsibilities. A copy of the charter is posted on the Company’s website at www.novellus.com.

Corporate Governance

The Company has adopted a set of Principles of Corporate Governance. The Governance Committee is responsible for overseeing the Principles of Corporate Governance and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Principles of Corporate Governance are posted on the Company’s website at www.novellus.com.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission (the “SEC”), and the applicable NASDAQ listing standards. The Code of Conduct is posted on the Company’s website at www.novellus.com. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Conduct.

Communication between Shareholders and Directors

The Board of Directors does not currently have a formal process for shareholders to send communications to it. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board of Directors or by individual directors, as applicable, and that timely and appropriate responses are provided. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors. Shareholders wishing to formally communicate with the Board of Directors may send communications directly to Richard S. Hill, Chairman of the Board, and/or William R. Spivey, Lead Director, c/o Novellus Systems, Inc., 4000 North First Street, San Jose, California 95134.

Compensation Committee Interlocks and Insider Participation

Messrs. Litster, El-Mansy, Nishi, and Spivey, all of whom are “independent” under the applicable NASDAQ listing standards, served on the Compensation Committee in 2008. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. There were no interlocks or insider participation between any member of the Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of another company.

Director Compensation

Directors who are not employees of the Company receive an annual retainer of $30,000, a fee of $2,000 for each meeting of the Board attended and a fee of $1,000 for each meeting of a committee of the Board attended. Each Committee Chairperson receives an additional fee of $12,500.

Stock options have not been granted to non-employee directors since 2004, and all previously issued stock options were fully vested at the grant date. Beginning in 2005, non-employee directors receive an annual restricted stock award of 5,000 shares of Common Stock under the Company’s Amended and Restated 2001 Stock Incentive Plan. Accordingly, on May 12, 2008, Ms. Rhoads and Messrs. Bonke, El-Mansy, Litster, Nishi, Possley, Spivey and Whitaker were each awarded 5,000 shares of restricted stock. One-third of the shares of restricted stock will vest on each successive anniversary of the award. Vesting of all restricted stock awards granted to non-employee directors will automatically fully accelerate upon a change of control.

Director Compensation in 2008

The following table sets forth certain information concerning the compensation of the Company’s non-employee directors for the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	Value of Stock Awards Upon a Change-in- Control ($) (5)	Total ($)
Neil R. Bonke	$58,000	$120,933	—	—	$246,800	$425,733
Youssef A. El-Mansy	$55,000	$120,933	—	—	$263,249	$439,182
J. David Litster	$67,500	$120,933	—	—	$273,541	$461,974
Yoshio Nishi	$51,000	$120,933	—	—	$246,800	$418,733
Glen G. Possley	$58,000	$120,933	—	—	$567,628	$746,561
Ann D. Rhoads	$71,500	$120,933	—	—	$246,800	$439,233
William R. Spivey	$67,500	$120,933	—	—	$468,920	$657,353
Delbert A. Whitaker	$59,000	$120,933	—	—	$246,800	$426,733

(1)	Includes fees earned in 2008 but paid in 2009 and fees earned in 2008 but deferred under the Company’s deferred compensation plan. See “Executive Compensation and Related Information—Compensation Discussion and Analysis—Deferred Compensation.”

(2)	Amounts shown represent expense recognized in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (“2008 Consolidated Financial Statements”). Expense was recognized in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), for restricted stock awards granted to non-employee directors, excluding any assumption for future forfeitures. There were no actual forfeitures of non-employee director restricted stock awards in 2008 and all other assumptions used to calculate the expense amounts shown above are set forth in Note 14 to the 2008 Consolidated Financial Statements. For each non-employee director, the grant date fair value of the 5,000 shares of restricted stock granted in 2008 was $116,300. At December 31, 2008, each non-employee director had 9,999 shares of unvested restricted stock awards outstanding.

(3)	No stock option awards were granted to non-employee directors during 2008. Stock options have not been granted to non-employee directors since 2004, and all previous stock options were fully vested at the grant date. At December 31, 2008, each non-employee director had 18,000 shares of stock options outstanding, all of which were fully vested.

(4)	A non-employee director may defer all or part of his or her director fees earned into the Company’s deferred compensation plan. The amount set forth in the table above represents earnings on Ms. Rhoads’ deferred compensation account determined to be at an above-market rate of interest, which market rate of interest is 120% of the applicable federal long-term rate with monthly compounding as prescribed under section 1274(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or 5.35%. Based upon the investment allocations made in connection with the Company’s deferred compensation plan, Ms. Rhoads had earned a weighted average rate of return of -28.72% for the year ended December 31, 2008.

(5)	This column sets forth the estimated payments each non-employee director would be entitled to receive upon the occurrence of a change of control, assuming the change of control occurred on December 31, 2008. The amount assumes that all outstanding restricted stock vests upon a change of control (which is a contractual requirement of the director’s restricted stock), and that all vested stock and in-the-money options held on December 31, 2008 by such director were sold upon the closing of the change-in-control.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE COMPANY’S 2001 STOCK INCENTIVE PLAN

General

The shareholders are asked to approve the amendment and restatement of the Company’s 2001 Stock Incentive Plan (the “2001 Plan”). The 2001 Plan is being amended and restated to increase the number of shares available and to adopt a “fungible” share reserve. Approval requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Shareholders abstaining from voting on Proposal No. 2 will be counted for purposes of determining a quorum, but will not be counted for any other purpose. Broker non-votes will not be considered as present or voting, and as such each will have no effect on the vote for this proposal. Capitalized terms used in this Proposal No. 2 shall have the same meaning as in the 2001 Plan unless otherwise indicated.

Subject to shareholder approval, the Board of Directors of the Company approved the amendment and restatement of the 2001 Plan on March 30, 2009 to (a) increase the number of shares reserved for issuance under the 2001 Plan by 6,000,000 shares from 14,860,000 shares to 20,860,000 shares, plus the number of shares that remain available for grants of awards under the Company’s 2001 Non-Qualified Stock Option Plan, as amended (the “2001 NQ Plan”) as of May 11, 2007, plus any shares that would otherwise return to the 2001 NQ Plan as a result of forfeiture, termination or expiration of awards granted under the 2001 NQ Plan and subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company and (b) replace the current limit of 4,636,000 on the number of shares that may be granted subject to awards of Restricted Stock and Restricted Stock Units with a fungible share reserve pursuant to which each share subject to an award of Restricted Stock and Restricted Stock Units will be charged against the 2001 Plan share reserve on the basis of 1.6 shares for each share granted. The increase in the total number of shares available under the 2001 Plan and the adoption of the fungible share reserve are conditioned upon approval of the shareholders. If the shareholders do not approve this proposal, the 2001 Plan will remain in effect, and awards may continue to be granted pursuant to its provisions.

The 2001 Plan is intended to enable the Company to attract and retain the best available personnel for positions at the Company, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. The Board believes that the Company’s long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its shareholders.

The Board of Directors recommends a vote FOR the approval of the amendment to the Company’s 2001 Plan.

A general description of the proposed amendments to the principal terms of the 2001 Plan is set forth below. This description is qualified in its entirety by the terms of the 2001 Plan, a copy of which is attached hereto as Appendix A.

General Description

As of December 31, 2008, options to purchase 25,064,074 shares had been granted under the 2001 Plan, of which options to purchase 14,608,014 shares were outstanding. As of December 31, 2008, 4,888,070 shares of Restricted Stock and/or Restricted Stock Units were granted under the 2001 Plan of which 1,170,167 are issued, unvested Restricted Stock Shares and 2,218,739 are unissued, unvested Restricted Stock Units. As of December 31, 2008, approximately 2,950 officers, employees, directors and consultants of the Company were eligible to receive grants under the 2001 Plan. As of December 31, 2008, the last trading day of our fiscal year, the fair market value of a share of Common Stock as reported on the NASDAQ Global Select Market was $12.34.

The 2001 Plan provides for the grant of Options, Restricted Stock and Restricted Stock Units. The maximum number of shares with respect to which Options may be granted to a Grantee during a fiscal year of the Company is 600,000 shares. In addition, in connection with a Grantee’s commencement of Continuous Service to the Company, a Grantee may be granted Options for up to an additional 1,200,000 shares which shall not count against the limit set forth in the previous sentence. If approved by the Company’s shareholders, the maximum number of shares with respect to which Restricted Stock and Restricted Stock Units may be granted to a Grantee during a fiscal year of the Company is 600,000 shares. The foregoing limitations are subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company.

Administration. The 2001 Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the plan administrator (the “Administrator”), defined as the Board or one (1) or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to Officers and Directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

No Repricings without Shareholder Approval. The Company shall obtain shareholder approval prior to (a) the reduction of the exercise price of any Option awarded under the 2001 Plan or (b) the cancellation of an Option at a time when its exercise price exceeds the fair market value of the underlying shares, in exchange for another Option, Restricted Stock or other Award (unless the cancellation and exchange occurs in connection with a Corporate Transaction).

Terms and Conditions of Awards. Options granted under the 2001 Plan may be either Incentive Stock Options under the provisions of Section 422 of the Code, or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees. Awards other than Incentive Stock Options may be granted to employees, directors and consultants. Under the 2001 Plan, Awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the Award Agreements to be issued under the 2001 Plan. Under the 2001 Plan, Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. However, the 2001 Plan permits the designation of beneficiaries by holders of Incentive Stock Options. Other Awards shall be transferable by will and by the laws of descent and distribution and during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee.

The 2001 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of any Award under the 2001 Plan may not be for more than ten (10) years or five (5) years in the case of Incentive Stock Options awarded to any Grantee who owns stock representing more than ten percent (10%) of the combined voting power of the Company or any Parent or Subsidiary of the Company.

The 2001 Plan authorizes the Administrator to grant Options at an exercise price that is not less than one hundred percent (100%) of the fair market value of the Common Stock on the date the Option is granted; however, the price must not be less than one hundred ten percent (110%), in the case of Incentive Stock Options granted to any Grantee who owns stock representing more than ten percent (10%) of the combined voting power of the Company or any Parent or Subsidiary of the Company. In the case of Restricted Stock and Restricted Stock Units, the purchase price, if any, will be determined by the Administrator. Any Awards intended to qualify as performance-based Awards will have an exercise price or purchase price, as applicable, that is not less than one hundred percent (100%) of the fair market value of the Common Stock on the date the Award is granted. The exercise price or purchase price, as applicable, is generally payable in cash, check, shares of Common Stock or, with respect to Options, through a broker-dealer sale and remittance procedure.

The aggregate fair market value of the Common Stock with respect to any Incentive Stock Options that become exercisable by an eligible employee in any calendar year may not exceed $100,000 or the remaining Options shall be treated as Non-Qualified Options.

Share Counting. Any shares covered by an Award which is forfeited, canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2001 Plan. Shares that have been issued under the 2001 Plan pursuant to an Award shall not be returned to the 2001 Plan and shall not become available for future grant under the 2001 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an Option exercise price or withheld by the Company to pay any tax withholding obligation shall not be returned to the 2001 Plan and shall not become available for future issuance under the 2001 Plan.

Section 162(m) of the Code. The maximum number of shares with respect to which Options may be granted to a participant during a calendar year is 600,000 shares. In addition, in connection with a Grantee’s commencement of continuous service, a Grantee may be granted Options for up to an additional 1,200,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any Option is canceled, the canceled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

For awards of Restricted Stock and Restricted Stock Units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 600,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock and its determination shall be final, binding and conclusive. In order for Restricted Stock and Restricted Stock Units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Code Section 162(m), a “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer.

The 2001 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets,

(viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.

Change in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by outstanding Awards, the number of shares of Common Stock that have been authorized for issuance under the 2001 Plan, the exercise or purchase price of each outstanding Award, the maximum number of shares of Common Stock that may be granted subject to Awards to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition shall remain fully exercisable until the expiration or earlier termination of the Award.

Amendment, Suspension or Termination of the 2001 Plan. The Board may at any time amend, suspend or terminate the 2001 Plan. The 2001 Plan will terminate on March 16, 2011, unless earlier terminated by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents of the jurisdiction, the Company shall obtain shareholder approval of any such amendment to the 2001 Plan in such a manner and to such a degree as required.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of 2001 Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonstatutory Stock Options. The grant of a nonstatutory stock option under the 2001 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options. The grant of an incentive stock option under the 2001 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of Common Stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Restricted Stock Units. Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Amended Plan Benefits

Because the Administrator will make future awards at its discretion, we cannot determine the number of options and other awards that may be awarded in the future to eligible participants.

PROPOSAL NO. 3

INCREASE IN THE NUMBER OF SHARES

ISSUABLE PURSUANT TO THE COMPANY’S

AMENDED AND RESTATED 1992 EMPLOYEE STOCK PURCHASE PLAN

General

The shareholders are being asked to approve an increase in the number of shares issuable pursuant to the Company’s Amended and Restated 1992 Employee Stock Purchase Plan (the “1992 ESPP”) by 1,000,000 shares from 6,900,000 shares to 7,900,000 shares. The proposed amendment will assure that a sufficient number of shares of Common Stock is available for purchase under the 1992 ESPP in order to allow the Company to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase Common Stock of the Company at a discount from the then current market price through payroll deductions. The 1992 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code.

The Company’s 1992 ESPP was originally adopted by the Board of Directors in May 1992. Amendments and restatements of the 1992 ESPP were adopted by the Board of Directors and approved by the shareholders in 1995, 1996, 1997, 1998, 1999, 2002 and 2007. Under the 1992 ESPP, eligible employees may authorize payroll deductions of up to 15% of eligible compensation for the purchase of Common Stock during each semi-annual purchase period. As of the date of this Proxy Statement, the 1992 ESPP provides for the issuance of up to 6,900,000 shares of Common Stock.

The Board of Directors recommends a vote FOR the ratification and approval of an increase in the number of shares issuable pursuant to the 1992 ESPP.

A general description of the 1992 ESPP, as proposed to be amended, is set forth below. This description is qualified in its entirety by the terms of the 1992 ESPP, a copy of which is attached hereto as Appendix B.

Administration

The 1992 ESPP is administered by the Compensation Committee of the Board. The Compensation Committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the 1992 ESPP.

Shares Available Under the 1992 ESPP

A total of 7,900,000 shares of Common Stock (including the additional increase of 1,000,000 shares for which shareholder approval is sought under this Proposal) are authorized for purchase over the term of the 1992 ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event. As of December 31, 2008, 6,425,440 shares had been issued under the 1992 ESPP, and 474,560 shares remained available for issuance under the 1992 ESPP.

Offering Periods

The 1992 ESPP is implemented by one offering period during each six-month period. The Board of Directors may alter the duration of future offering periods without shareholder approval if the change is announced at least fifteen (15) days in advance. Each participant is granted a separate purchase right to purchase shares of Common Stock for each offering period in which he or she participates. Purchase rights under the 1992 ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period.

Eligibility

Any individual who is regularly expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any designated subsidiary is eligible to participate in one or more offering periods. An eligible employee may only join an offering period on the start date of that period. Designated subsidiaries include any subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan Administrator, to extend the benefits of the 1992 ESPP to their eligible employees.

As of December 31, 2008, nine executive officers and approximately 2,400 other employees were eligible to participate in the 1992 ESPP.

Purchase Provisions

Each participant in the 1992 ESPP may authorize periodic payroll deductions that may not exceed the least of (i) 15% of his or her compensation, which is defined in the 1992 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, (ii) $5,000, or (iii) such lesser amount determined by the Board of Directors per offering period. A participant may not increase his or her rate of payroll deductions during an offering period, but he or she may reduce the rate during an offering period.

On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase shares of Common Stock at the purchase price in effect for that period.

Purchase Price

The purchase price per share at which Common Stock is purchased on the participant’s behalf for each offering period is equal to the lower of (i) 85% of the fair market value per share of the Common Stock on the date of commencement of the offering period or (ii) 85% of the fair market value per share of the Common Stock on the last day of that offering period.

Valuation

The fair market value of the Common Stock on a given date is the last sale price of the Common Stock on the NASDAQ Global Select Market as of such date. As of December 31, 2008, the fair market value of a share of the Company’s Common Stock as reported on the NASDAQ Global Select Market was $12.34.

Special Limitations

The 1992 ESPP imposes certain limitations upon a participant’s right to acquire Common Stock, including the following limitations:

•

No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•

No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year.

•	A participant may purchase no more than 1,000 shares in any one offering period.

Termination of Purchase Rights

A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period at any time up to fifteen (15) days prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

Assignability

No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and will be exercisable only by the participant.

Corporate Transaction

In the event of the proposed dissolution or liquidation of the Company, the current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another a corporation (each, a “Corporate Transaction”) during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the Plan Administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the Plan Administrator shortens the offering period then in progress to a new purchase date, the Plan Administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of Common Stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Changes in Capitalization

In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the 1992 ESPP, including the maximum number of securities issuable per participant on any one purchase date, and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

The 1992 ESPP will terminate upon the earlier to occur of (i) 20 years following the date of the original adoption of the 1992 ESPP or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

The Board of Directors may at any time terminate or amend the 1992 ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

Amended Plan Benefits

Because the number of shares of Common Stock issued under the 1992 ESPP depends on the level of participation by its participants, we cannot determine the number of shares of Common Stock that may be awarded in the future to eligible employees.

Vote Required

The vote required to approve the proposed amendment to the 1992 ESPP as set forth in Proposal No. 3 is the affirmative vote of the holders of more than 50% of the combined voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, present in person or represented by proxy.

Federal Income Tax Consequences

The 1992 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 1992 ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

PROPOSAL NO. 4

APPROVAL OF

THE COMPANY’S 162(m) BONUS PROGRAM

In 1998, the Company and its shareholders approved the initial senior executive bonus plan (the “162(m) Bonus Program”), which was designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). On April 15, 2003, the shareholders again approved the 162(m) Bonus Program. Under Section 162(m), incentive bonuses paid under the 162(m) Bonus Program may continue to be fully deductible if the 162(m) Bonus Program is submitted to the Company’s shareholders for approval at least once every five years. Accordingly, the Company is hereby again seeking reapproval of the 162(m) Bonus Program.

Reapproval of the 162(m) Bonus Program is subject to the approval of a majority of shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. If shareholders approve the 162(m) Bonus Program, it will continue in effect as described herein. If the 162(m) Bonus Program is not approved by shareholders, it will be terminated. In that event, however, the Company likely will consider other forms of incentive pay for executives as may be necessary or appropriate to attract and retain key executive talent , which programs may be less likely to have the tax deductibility features of the 162(m) Bonus Program. Accordingly, the aggregate after-tax cost to the Company of providing such alternative bonus programs would likely increase.

Background and Reasons for Adoption

The 162(m) Bonus Program is a performance-based 162(m) Bonus Program pursuant to which the Company rewards management for achieving certain performance objectives. Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the Company’s three other most highly-compensated executive officers (other than the Chief Financial Officer) may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as “performance-based compensation.” The 162(m) Bonus Program is designed to permit payments thereunder to qualify as performance-based compensation so that the Company may receive a federal income tax deduction for the payment of incentive bonuses to its executives. The Company intends to continue to operate its other bonus programs for the compensation of executives other than the Chief Executive Officer and the three other most highly-compensated executive officers, for whom Section 162(m) is not an issue.

The Board of Directors recommends a vote FOR the reapproval

of the Company’s 1998 Senior Executive 162(m) Bonus Program.

The following paragraphs provide a summary of the principal features of the 162(m) Bonus Program and its operation. The following summary is qualified in its entirety by the terms of the 162(m) Bonus Program, a copy of which is attached hereto as Appendix C.

Purpose of the 162(m) Bonus Program

The 162(m) Bonus Program is intended to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and achieve the Company’s objectives.

Administration of the 162(m) Bonus Program

The 162(m) Bonus Program will continue to be administered by the Compensation Committee in accordance with the provisions of the 162(m) Bonus Program and the requirements of Section 162(m).

Eligibility to Receive Awards

All officers of the Company and its affiliates are eligible to participate in the 162(m) Bonus Program. Participation in the 162(m) Bonus Program by any particular officer is determined annually at the discretion of the Compensation Committee. In selecting participants for the 162(m) Bonus Program, the Compensation Committee will choose officers of the Company and its affiliates who are likely to have a significant impact on Company performance. For 2009, the Named Executive Officer participants in the 162(m) Bonus Program are currently expected to be Messrs. Hill, Benzing, Archer, Caulfield and Chen. Participation in future years will be at the discretion of the Compensation Committee, but it currently is expected that five to ten officers will participate each year.

Target Awards and Performance Goals

Each year, the Compensation Committee establishes: (1) a target award for each participant, (2) the performance goals which must be achieved in order for the participant to be paid the target award, and (3) a formula for increasing or decreasing a participant’s target award depending upon how actual performance compares to the pre-established performance goals.

Each participant’s target award is expressed as a percentage of his or her base salary. Base salary under the 162(m) Bonus Program means the participant’s annual salary rate on the last day of the year.

The Compensation Committee periodically establishes performance measures used for setting the performance goals for any year. Examples of these performance goals are as follows: (1) annual revenue, (2) controllable profits, (3) customer satisfaction management by objectives, (4) earnings per share, (5) individual management by objectives, (6) net income, (7) new orders, (8) pro forma net income, (9) return on designated assets, (10) asset turnover, (11) cash flow, (12) minimum cash balances and (13) return on sales. The Compensation Committee may set performance goals which differ from participant to participant. For example, the Compensation Committee may choose performance goals which apply on either a corporate or business unit basis, as deemed appropriate in light of the participant’s responsibilities.

In 2008, the failure of the Company to meet a threshold 3% net profit after tax resulted in no participant receiving a bonus under the 162(m) Bonus Program, even if their individual objectives were met or exceeded.

Determination of Actual Awards

After the end of each year, the Compensation Committee certifies the extent to which the performance goals applicable to each participant were achieved or exceeded. An actual award (if any) for each participant is determined by applying the formula to the level of actual performance which has been certified by the Compensation Committee. However, the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. In addition, no participant’s actual award under the 162(m) Bonus Program may exceed $3 million for any year.

The 162(m) Bonus Program contains a continuous employment requirement. If a participant terminates employment with the Company prior to the end of the year to which the award relates, he or she generally will not be entitled to the payment of an award for the year. However, if the participant’s termination is due to disability or death, the Compensation Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Compensation Committee deems appropriate.

Awards under the 162(m) Bonus Program are generally payable in cash. However, the Compensation Committee reserves the right to declare any award wholly or partially payable in an equivalent amount of restricted stock awards and restricted stock units issued under the Company’s 2001 Stock Incentive Plan. Any restricted stock awards and restricted stock units so granted would vest over a period not longer than four years.

Pro-forma Benefits for the 162(m) Bonus Program

Given that payments under the 162(m) Bonus Program are determined by comparing actual performance to the annual performance goals established by the Compensation Committee, it is not possible to conclusively state the amount of benefits which will be paid under the 162(m) Bonus Program. In the event that each of the participants in the 2009 162(m) Bonus Program achieves exactly 100% of their individual objectives and the Company achieves 100% of its performance objectives, each Named Executive Officer would receive a bonus equal to 100% of their base salary, other than Mr. Hill, who would receive 150% of his base salary. There can be no assurance that the pre-established performance goals actually will be achieved in whole or in part, and therefore there can be no assurance that the above indicated amounts will be paid in the amounts shown. Amounts paid, if any, may be greater or lesser than the amounts shown below depending upon the Company’s financial performance compared to the stated goals.

The award (if any) paid under the 162(m) Bonus Program is typically the only annual cash incentive bonus the participant will receive, although from time to time the Company may elect to pay bonuses that may not meet the requirements of Section 162(m). The deductibility of any component of compensation is one of the factors the Company evaluates in making compensation decisions, but it is not the exclusive factor in making those decisions. Officers who are not participants in the 162(m) Bonus Program will be eligible for bonuses under the Company’s other performance-based bonus programs. See “Compensation Discussion and Analysis.”

Amendment and Termination of the 162(m) Bonus Program

The Board may amend or terminate the 162(m) Bonus Program at any time and for any reason, but in accordance with Section 162(m) of the Code, certain material amendments to the 162(m) Bonus Program will be subject to shareholder approval.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1986, and the Audit Committee has selected Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 2009. The Board of Directors recommends that shareholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009. Ratification of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that a majority of the shares present or represented and entitled to vote are not voted in favor of ratification, the Audit Committee will reconsider its selection.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

In connection with the audit of its financial statements for the year ended December 31, 2008, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and December 31, 2007 and of the effectiveness of the Company’s internal control over financial reporting at December 31, 2008 and December 31, 2007, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2008		2007
Audit Fees (1)		$2,731,234		$2,337,250
Audit-Related Fees
Tax Fees (2)
Tax Compliance Fees	$696,503		1,431,438
Tax Planning and Advisory	640,766		505,516

Total Tax Fees		1,337,269		1,936,954
All Other Fees (3)		1,485		10,872

Total (4)		$4,069,988		$4,285,076

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements for the years ended December 31, 2008 and 2007, the effectiveness of the Company’s internal control over financial reporting at December 31, 2008 and December 31, 2007, the reviews of the interim unaudited consolidated financial statements included in quarterly reports, accounting consultations and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisory and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(3)	All Other Fees consist of fees for services other than the services described above. In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services are so compatible.

(4)	For 2008, the percentage of total fees paid to Ernst & Young LLP attributable to Audit Related Fees, Tax Planning and Advisory Fees and All Other Fees was 15.8%. For 2007, the percentage of total fees paid to Ernst & Young LLP attributable to Audit Related Fees, Tax Planning and Advisory Fees and All Other Fees was 12.1%.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Board of Directors recommends a vote FOR the ratification of

Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

OTHER INFORMATION

Executive Officers

In addition to Mr. Hill, the executive officers of the Company as of March 31, 2008, were as follows:

Name	Age	Position
Ginetto Addiego	49	Executive Vice President of Corporate Operations
Timothy M. Archer	41	Executive Vice President of PECVD Business Unit and Electrofill Business Unit
Jeffrey C. Benzing	52	Principal Financial Officer, Executive Vice President and Chief Administrative Officer
Thomas Caulfield	50	Executive Vice President, Sales, Marketing and Customer Satisfaction
Fusen E. Chen	49	Executive Vice President, Chief Technology Officer
Martin J. Collins	45	Senior Vice President, General Counsel, Corporate Secretary, Chief Compliance Officer, and Acting General Manager of Internal Audit
John D. Hertz	42	Principal Accounting Officer, Vice President, Corporate Finance
Patrick J. Lord	43	Senior Vice President and General Manager, CMP Business Unit, Direct Metals Business Unit, Surface Preparation Business Unit

Mr. Addiego is currently Executive Vice President, Corporate Operations. He joined the Company in February 2005 as Senior Vice President of Corporate Operations. From November 1996 to February 2005, Mr. Addiego was employed at Applied Materials, Inc, a producer of nanomanufacturing technology solutions, where he last served as Senior Vice President and General Manager of ETEC Systems. From March 1995 to November 1996, Mr. Addiego was employed at KLA Instruments Incorporated, a semiconductor company, where he served as Vice President of Engineering, Advanced Inspection Division. Mr. Addiego was employed by Photon Dynamics Incorporated, a supplier of integrated yield-management solutions for the flat panel display market, from 1990 to February 1995, where he last served as Vice President, General Manager of Test and Repair Products. Mr. Addiego holds a Bachelor of Science degree and a Ph.D. in Electrical Engineering from the University of California, Berkeley.

Mr. Archer is currently Executive Vice President, PECVD and Electrofill Business Units. Since joining the Company in 1994, Mr. Archer has held a number of positions, including Senior Vice President, PECVD and Electrofill from October 2005 to February 2006; Vice President and General Manager for the Electrofill Business Unit from April 2002 to October 2005; Senior Director of Technology for the Electrofill Business Unit from April 2001 to April 2002; and Senior Director of Technology for Novellus Systems Japan from July 1999 to April 2001. Prior to joining the Company, Mr. Archer was employed at Tektronix, Inc., a provider of communications network management and diagnostic solutions. Mr. Archer completed the Program for Management Development at Harvard Business School and holds a Bachelor of Science degree in Applied Physics from the California Institute of Technology.

Mr. Benzing is currently the Executive Vice President and Chief Administrative Officer and is the Principal Financial Officer of the Company, a position he has held since December 2007. Since joining the Company in November 1988 as Director of Special Projects, Mr. Benzing has held a number of positions, including Executive Vice President and Chief Business Officer from March 2004 through December 2007, Executive Vice President of the Depositions and Surface Integrity Business Groups from January 2002 through February 2004; Executive Vice President, Systems Development, Engineering and Manufacturing Operations from July 1999 through December 2001; and Vice President of Product Development from July 1992 through June 1999. From 1979 to 1984, Mr. Benzing served in various technical and management positions at Hewlett Packard, Inc. Mr. Benzing holds a Bachelor of Science degree from the University of California, Berkeley and a Master of Science degree from Stanford University, both in mechanical engineering.

Mr. Caulfield is currently Executive Vice President, Sales, Marketing and Customer Satisfaction. Mr. Caulfield joined the Company in November 2005. Prior to joining the Company, Mr. Caulfield was employed for 16 years at International Business Machines Corporation (“IBM”), a leading provider of business and consumer services and technology, where he held a number of positions, including Vice President of 300mm Semiconductor Operations. Prior to joining IBM, he worked at Philips Laboratory as a senior member of the research staff. Mr. Caulfield received Bachelor of Science degrees in Materials Science/Metallurgy from Columbia University and in Physics from St. Lawrence University. He also holds a Master of Science and a Doctorate of Engineering Science in Materials Science/Metallurgy from Columbia University.

Mr. Chen is currently Executive Vice President, Chief Technology Officer. He joined the Company as Senior Vice President of Asia-Pacific Operations in October 2004. From January 1994 to September 2004, Mr. Chen was employed at Applied Materials, Inc. (“Applied Materials”), a provider of nanomanufacturing technology solutions, as the Group Vice President and General Manager for the Copper Physical Vapor Deposition (PVD) & Interconnect Product Business Group. Prior to joining Applied Materials, Mr. Chen worked at LSI Logic and SGS-Thomson Microelectronics, both semiconductor companies. Mr. Chen received his Bachelor of Science degree in Materials Science & Engineering from the National Tsing Hua University in Taiwan and his doctorate in Materials Science & Engineering from the State University of New York at Stony Brook. He holds more than 60 U.S. patents and has authored over 50 technical publications. Mr. Chen serves on the Board of Directors of Electroglas, Inc., a semiconductor test equipment manufacturer.

Mr. Collins is currently Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, as well as the acting general manager of the Company’s internal audit function. He joined the Company in November of 2006. Prior to joining the Company, Mr. Collins was Vice President, Associate General Counsel and Assistant Secretary of Oracle Corporation (“Oracle”), a leading enterprise software and services company. Prior to joining Oracle, Mr. Collins was a corporate partner at Mayer, Brown, Rowe & Maw LLP, a global law firm, where he worked from 1991 until 2005. Mr. Collins received his Bachelor of Arts in Political Economy from Williams College and his Juris Doctorate from Georgetown University Law Center.

Mr. Hertz is Vice President, Corporate Finance, a position he has held since joining the Company in June 2007. He is also the Company’s Principal Accounting Officer. Prior to joining the Company, Mr. Hertz worked for Intel Corporation, a leading producer of microchips, computing and communications products, where he held a number of positions, including Central Finance Controller of the Digital Enterprise Group from October 2006 through June 2007, Finance Controller of the Enterprise Platform Services Division from April 2005 through October 2006 and Accounting Policy Controller from June 2000 through April 2005. Prior to joining Intel, Mr. Hertz was a Senior Manager with KPMG, a global company that provides audit, tax and advisory services. Mr. Hertz received his Bachelor of Science in Business with an accounting emphasis from Montana State University and was a Practice Fellow at the Financial Accounting Standards Board from July 1998 to June 2000.

Mr. Lord is currently Senior Vice President and General Manager of the CMP Business Unit, Direct Metals Business Unit and Surface Preparation Business Unit. Since joining the Company in February 2001, Mr. Lord has held a number of positions, including Senior Vice President of Business Development and Strategic Planning and General Manager of the CMP Business Unit from March 2007 to November 2008; Senior Vice President of Business Development and Strategic Planning from October 2005 to March 2007; Vice President of Business Development and Strategic Planning from October 2004 to October 2005; Senior Director of Corporate and Strategic Marketing from March 2002 to October 2004; and Senior Director of Business Development from February 2001 to March 2002. Prior to joining the Company, Mr. Lord was employed for six years at KLA-Tencor Corporation, a supplier of process control and yield management solutions, in various product marketing and management roles. Mr. Lord holds a Bachelor of Science degree, a Master of Science degree and a Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy. The Company’s compensation philosophy is to pay for performance. Accordingly, the compensation of each Novellus employee is based in part upon the achievement of company-wide performance objectives. In particular, the incentive compensation of Mr. Hill, the Company’s Chairman and Chief Executive Officer, is based predominantly upon the achievement of corporate performance objectives, and the achievement of these objectives has a significant impact on the incentive compensation of each other senior executive officer.

In establishing the corporate performance objectives, the Company looks to use the same metrics that it believes investors use in determining whether to purchase the Company’s stock: revenue growth, earnings and return on assets. As a result, compensation is driven by the achievement of the same results the Company believes its investors are looking for.

Since August of 2007, the Compensation Committee has engaged Towers Perrin to perform independent compensation consulting services for the Committee. These services included a competitive compensation review for the Chief Executive Officer and the senior executive officers (including the Named Executive Officers). Though Towers Perrin has been engaged by, and reports to, the Committee, the Committee has authorized Towers Perrin to work with management as necessary. Before Compensation Committee meetings, Towers Perrin may meet with management to review relevant materials that will be presented to and discussed by the Committee. The consultant was paid an aggregate of approximately $68,500 for such work in 2008, and provided no other services to the Company.

Benchmarking. In preparation for gathering compensation information in 2008, the Committee’s independent compensation consultant recommended revising the peer groups that were developed in 2007 (“Compensation Peers”). BEA Systems and Tektronix were acquired during 2008 and were therefore removed; Varian Semiconductor Equipment Associates, Inc. and Invitrogen Corporation were suggested as appropriate additions. As a result, the Compensation Peers would continue to consist of an Industry Peer Group (composed of 20 companies that are considered competitors for investor dollars and key employee talent within the semiconductor capital equipment and semiconductor industries), and a broader Technology Peer Group (composed of the 20 members of the Industry Peer Group along with 10 other technology companies that are competitors for key talent within the broader technology and medical device industries). The revised peer groups were reviewed by the Compensation Committee and management and then adopted by the Compensation Committee as an appropriate peer group for benchmarking purposes in 2008.

For most senior executive officers, Industry Peers are the primary compensation benchmark. For certain positions (e.g., Chief Accounting Officer, General Counsel), the Committee has determined that the broader Technology Peer Group is a more appropriate benchmark, as the functional expertise required for the position was likely to be found outside the semiconductor industry as well.

Industry Peer Group:

Altera Corp.	Analog Devices, Inc.	Applied Materials, Inc.
Atmel Corp.	Broadcom Corp.	Cypress Semiconductor Corp.
Fairchild Semiconductor International, Inc.	International Rectifier Corp.	KLA-Tencor Corp.
Lam Research Corp.	Linear Technology Corp.	LSI Corp.
National Semiconductor Corp.	NVIDIA Corp.	ON Semiconductor Corp.
SanDisk Corp.	Spansion, Inc.	Teradyne, Inc.
Vishay Intertechnology, Inc.	Xilinx, Inc.

Technology Peer Group:

Includes the 20 companies in the Industry Peer Group listed above, plus

Autodesk, Inc.	Bio-Rad Laboratories, Inc.	Cadence Design Systems, Inc.
Invitrogen Corporation	Juniper Networks, Inc.	Network Appliance, Inc.
Palm, Inc.	Synopsis, Inc.	Verisign, Inc.
Varian Semiconductor Equipment Associates, Inc.

The Compensation Peers were selected based upon a number of factors, including, industry sector, size, market, market share, and other attributes. In reviewing compensation for individual executives, the compensation practices of particular companies in the semiconductor capital equipment business, particularly Applied Materials, KLA-Tencor and LAM Research, may be accorded greater weight.

Data on the compensation practices of the Compensation Peers is gathered through publicly reported information as well as custom survey cuts of the Radford Surveys. Data is gathered with respect to base salary, bonus, total cash compensation, equity awards, and total direct compensation. Deferred compensation and benefits which are generally available to all employees are not analyzed annually, but are reviewed by the Company from time to time to ensure the benefits the Company offers are competitive.

Corporate Performance Objectives. The Company’s corporate performance objectives have historically consisted of (i) increasing revenues at 150% of the industry growth rate in upturns, while declining at less than 50% of the industry rate in downturns, (ii) earning a 15% net profit after tax, and (iii) turning its controllable assets at least 1.5 times annually. The Company believes these metrics are important to its stockholders, and that a focus on achieving them should eventually manifest itself in an increase in shareholder value. As the Company continues to monitor overall economic demand, the resulting impact on the semiconductor industry and the Company’s competitive position in that industry, these historical corporate performance objectives may be modified accordingly.

The Company uses the growth rate target in setting certain individual objectives, and historically used the net profit after tax and asset turns targets to establish a “corporate factor,” as described further below under “Bonuses.” The corporate factor is a significant driver of the annual bonus of each senior executive officer, although achievement of individual objectives is a factor as well. Mr. Hill does not have individual objectives; he is evaluated solely with respect to the Company’s performance as a whole.

During 2008, the evolving dynamics of the semiconductor industry, coupled with the global debt crisis and the resulting worldwide recession have made the achievement of the above objectives more difficult. For the purposes of determining 2008 compensation, however, the Compensation Committee determined that continued adherence to these objectives was appropriate, although the result was that no executive officer would earn a bonus, and no Novellus employee would participate in profit sharing (as the Company’s threshold 3% net profit after tax objective was not achieved in 2008).

Senior Executive Review Process. The Compensation Committee conducts an annual review of the base salary, bonus and equity awards made to each senior executive officer, including the senior executive officers identified in the Summary Compensation Table below (the “Named Executive Officers”). In 2008, the Committee was assisted in this review by its compensation consultant. Typically, Mr. Hill meets with the Compensation Committee and makes initial compensation recommendations with respect to the senior executives who report to him. His recommendation, made in December 2007 with respect to 2008 compensation, was based in part upon the compensation information gathered by Novellus human resources professionals and also based upon information developed by the Compensation Committee’s compensation consultant, who was hired in August 2007. This information, as well as financial information gathered by the Company’s corporate development professionals, is also made available to the Compensation Committee. The senior executives are not present at the time the recommendations are made. In each case, the Compensation Committee takes into account the executive’s scope of responsibilities and experience and balances these against competitive compensation levels, including retention requirements and succession planning with respect to each executive.

The Compensation Committee has the opportunity to meet with the executives at various times during the year, which allows the Compensation Committee to form its own assessment of the executive’s performance. In addition, at the end of each year Mr. Hill typically shares with the Compensation Committee his evaluation of each executive, including with respect to recent contribution and performance, strengths, weaknesses, development plans and succession potential. Based upon this input, as well as the information provided by the Company’s human resources and corporate development professionals and the Compensation Committee’s independent consultant, the Compensation Committee makes its own assessments and approves compensation for each executive officer, other than Mr. Hill. Both Mr. Hill and the Compensation Committee retain the discretion to adjust compensation objectives, evaluations and determinations in the face of industry and macroeconomic factors which, particularly in the current environment, are subject to rapid change and revision. With respect to Mr. Hill, the Compensation Committee makes a recommendation to the Board of Directors, which makes the final determination concerning Mr. Hill’s compensation.

Components of Senior Executive Compensation. The primary elements of annual compensation for senior executives are base salary, cash bonuses (which fall within the SEC’s definition of “Non-Equity Incentive Plan Compensation” for the purposes of the Summary Compensation Table and otherwise) and equity awards, the aggregate of which is described as Total Direct Compensation (TDC). As described further below, senior executives also receive other forms of compensation, including various benefit plans made available to most of the Company’s employees, but these are not independently evaluated in connection with the annual determination of senior executive compensation. Each of Messrs. Hill and Caulfield also has an agreement with the Company that govern aspects of his compensation, as described below under “Employment and Severance Agreements.”

TDC for each senior executive is designed to be competitive with that of executives serving in a comparable capacity in the Compensation Peers, as well as to align the executive’s incentives with the long-term interests of the Company’s shareholders. The Company uses cash bonuses to reward short-term performance, and uses equity awards to both recognize recent performance and to create incentives for long-term performance. Novellus does not look to assign a fixed weighting to any individual component of compensation, as the Company believes that TDC for each executive must be tailored to meet the competitive characteristics applicable to the executive’s personal and professional circumstances, as well as the performance of the business the executive is responsible for. While the Compensation Committee has the discretion to modify the individual components of compensation Mr. Hill recommends for each senior executive, and the Board of Directors has the discretion to modify the individual components of compensation the Compensation Committee recommends for Mr. Hill, neither the Compensation Committee nor the Board exercised such discretion with respect to 2008 compensation for the Named Executive Officers.

Base Salary. Base salary for senior executives is established annually by the Compensation Committee. Base salaries for executives other than Mr. Hill are based upon his recommendation, which is in turn based upon information gathered by the Company’s human resources professionals and the Compensation Committee’s consultant.

Individual base salary recommendations are made based upon the executive’s performance over both the short and long term. That performance is weighed against the cost and risk of making management changes, including the anticipated level of difficulty in replacing the individual with someone of comparable experience and skill.

Base salary is generally targeted at the 50th percentile for similarly-situated executives. Base salary benchmarking and alignment is critical to the Company’s overall compensation program because bonus potential is stated as a percentage of base salary.

Base salaries for 2008 for all executive officers, including the Named Executive Officers, were initially determined in December 2007. Applying the process described above, the executive officers received increases in base salary of an average of 4.0%, as compared to a 3% increase in base salary that was approved for all employees. The base salary paid to each Named executive Officer in 2008 is set forth under “Salary” in the Summary Compensation Table.

In December 2008, the Compensation Committee, with the assistance of the consultant and the Company’s human resources and corporate development professionals, reviewed the base salaries of the senior executive officers on the basis described above. Although this review determined that the base salaries of certain of the executive officers were below market levels, Mr. Hill recommended, and the Committee agreed, that no increases in base salaries would be made in 2009 executive salaries (other than for Mr. Archer, whose base compensation was increased 7% in connection with his promotion to Executive Vice President), in light of difficult industry circumstances. This included the fact that the Company had recently undertaken a reduction in force, and that it was anticipated that non-executive employees would also not be receiving base salary increases. In addition, on December 9, 2008, Mr. Hill announced he would be taking a 50% decrease in base salary for 2009, and on January 14, 2009, the Company announced each of the executive officers would be taking a 10% decrease in base salary for 2009.

Bonuses. In 2008, all senior executives, including the Named Executive Officers, were eligible to participate in the Company’s senior executive bonus programs. For the named Executive Officers, this consists primarily of the 162(m) Bonus Program described in Proposal No. 4. For the remaining executive officers, their bonus program operates generally as described in Proposal No. 4, although for executives other than Named Executive Officers the deductibility of amounts payable under the bonus program is not subject to the Section 162(m) limitations described in Proposal No. 4.

The starting point for the senior executive bonus program is the determination of a target bonus potential for each executive, which is stated as a percentage of base salary. The percentage is established by the Compensation Committee at the end of each year for the following year, although a change in the executive’s responsibilities or extraordinary performance could result in the Compensation Committee acting to modify the percentage during the year. For senior executives other than Mr. Hill, the percentage is based upon his recommendation, although the Compensation Committee makes the final determination in all cases. The percentage is determined by evaluating the practices of the Compensation Peers and is intended to provide an aggregate cash compensation package that would exceed what the executive would receive from competitors in the event that the aggressive individual goals and the corporate performance objectives established by the Company are exceeded.

The bonus program provides for a cash bonus based upon the degree to which the corporate performance objectives, as well as individual performance goals, are achieved. Individual performance goals for each executive are outlined by Mr. Hill in the first quarter of the year based upon discussions with the executive. At the end of the year, each executive reviews his individual performance with Mr. Hill, who in turn makes a recommendation to the Compensation Committee as to the executive’s percentage achievement of the previously outlined individual goals.

Individual objectives may change over the course of the year, including as the result of changes in the executive’s responsibilities. In addition, the Company does not believe an exclusively algorithmic approach to the determination of cash bonuses is appropriate for employees who do not have responsibility for the entire company. Accordingly, both Mr. Hill’s evaluation of the executive’s performance and the Compensation Committee’s determination of the cash bonus necessarily involve a subjective evaluation of the extent to which the executive has achieved his or her individual objectives. These objectives are difficult to achieve; during the three most recent fiscal years only four current executive officers were evaluated as having achieved more than 100% of their individual objectives. Mr. Hill’s cash bonus is determined by the Compensation Committee based solely on the degree to which the Company meets the corporate performance objectives described above.

In addition to individual objectives, the bonus of each executive officer has historically been impacted by the operation of the corporate factor, which measures the extent to which the Company has met its corporate performance objectives (e.g., achieving a 15% net profit after tax and turning its controllable assets 1.5 times annually). The corporate factor is determined annually by the Compensation Committee based upon the Company’s financial position and results of operations. Each objective is weighted at 50%, and certain minimums and maximums are applied to ensure that the corporate factor is achieved using a balanced approach.

The corporate factor is calculated on a shipments basis rather than on a revenue basis, as the Company believes that, for compensation purposes, shipments more accurately reflect actions within its employees’ control, without regard for the variability of financial results which may occur due to customer acceptance procedures. Asset turnover is based upon controllable asset turns, which the Company defines as assets other than goodwill and fixed assets previously accounted for as synthetic leases, less cash and short-term investments in excess of short-term operating requirements. The Compensation Committee has the discretion to include or exclude the impact of certain items in calculating the corporate factor. Examples of items which may be excluded are charges and benefits from legal settlements and restructuring activities.

The calculation of the corporate factor with respect to the Chief Executive Officer and Chief Financial Officer is based upon the Company’s performance on a consolidated basis, while the calculation for the other Named Executive Officers is based upon the performance of the Company’s Semiconductor Group operating segment, which constitutes approximately 90% of the Company’s business and is defined in Note 15 to the 2008 Consolidated Financial Statements. Once the corporate factor has been determined, the Compensation Committee then approves a cash bonus for each of the Named Executive Officers other than Mr. Hill based upon the following formula:

Base Salary x Target Bonus % x Individual Goal Achievement % x Corporate Factor

Using the approach described above, in December 2007, the Compensation Committee, with input from Mr. Hill with respect to the other Named Executive Officers, determined that the target bonus percentage payable to each of the Named Executive Officers would remain unchanged in 2008. Ultimately, in December of 2008 it was determined that no senior executive officer would receive a payout under any senior executive bonus program, as the Company had not achieved the minimum 3% net profit after tax threshold required in 2008 for employees to be eligible for profit sharing in general. Mr. Caufield did, however, receive his monthly draw of 50% of his commission target for 2008, as described under “Employment and Severance Agreements” below. In addition, on December 9, 2008, Mr. Hill announced that he would not accept any bonus in 2009 in light of the Company’s 2008 performance.

Equity Awards. Novellus’ equity compensation program for senior executive employees includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency is based on each executive’s demonstrated level of performance over time. The Company annually reviews award levels and practices to ensure their competitiveness. In making individual awards, the Compensation Committee considers industry practices, the recent performance of each executive, the value of the executive’s previous awards and the Company’s views on executive retention and succession.

Novellus believes compensation plans that are tied to company performance, rather than stock performance against an index, are the optimum way of providing incentives to executives and to reward success, since they are linked to performance elements that are more likely to be within the individual’s control, and since success in these areas will, over the long term, enhance shareholder value.

Performance-Based Restricted Stock Units. In December 2008, the Compensation Committee approved the issuance of restricted stock units (“RSUs”) and stock options to senior executives and employees as part of the annual performance review cycle. Mr. Hill did not receive a grant, as he had previously announced he would not accept any equity awards in respect of the Company’s 2008 performance.

For employees at the vice president level and above, including the Named Executive Officers, 40% of the RSUs were granted with vesting contingent upon meeting specified revenue growth goals over the 2009-2011 timeframe. The remaining 60% of the RSUs were granted with annual vesting based on continued service over four years. This represents a change from 2007, where the allocation between service-based and performance-based RSUs was 50/50. The Compensation Committee, based upon a recommendation from its independent consultant, made this change in order to obtain the higher retention benefit associated with service-based awards. The performance-based RSU awards continue to be in place to motivate and reward senior management to achieve key growth goals over a multi-year period, which the Compensation Committee and management believe will drive the creation of long-term shareholder value.

For the performance-based RSUs granted in December 2008, the performance measurement date will be December 31, 2011 and the vesting date will be March 31, 2012. Employees at the vice president level and above, including the Named Executive Officers received performance-based RSU grants. The payout of the RSU grants will be determined based on two components: (i) Novellus’ revenue growth achievement and (ii) a Novellus’ revenue growth performance relative to its peers, as described below.

The target for 100% payout on the 2008 performance-based RSU has been reduced to 7.5% compound annual growth rate (CAGR) for years 2009-2011 from base year 2008 consolidated revenue. This represents a 50% reduction in the target from the December 2007 awards, in order to reflect the intervening effects of the change in the semiconductor market, due in part to the 2008 debt crisis and the ongoing worldwide recession. There will be lower or higher payouts if the CAGR is below or above the 7.5% target as follows:

2009-2011 Novellus Revenue Growth	RSU Payout
Less than 3.5%	0%
3.5% to 7.5%	Prorated 25% to 100%
7.5% to 10%	Prorated 100% to 200%
Above 10%	Capped at 200%

The above RSU payout will be modified based on Novellus’ 2009-2011 revenue CAGR relative to the combined calendarized years’ 2009-2011 revenue CAGR of peer companies Applied Materials, Inc., KLA-Tencor Corp., Lam Research Corp., Semitool, Inc., Tokyo Electron Limited and Varian Semiconductor Equipment Associates, Inc. as follows:

2009-2011 Relative Revenue Growth	RSU Payout Modifier
From 0 to 1.5 Times Peer Growth	Novellus Growth / Peer Growth
Greater than 1.5 Times Peer Growth	Capped at 1.5

Recipients of the performance-based RSUs will be eligible for an additional RSU payout only if the Company achieves compounded annual revenue growth over 7.5% for the three year period ended December 31, 2011. The amount of this payout would be equal to the size of the executive’s service based December 2008 year end grant. The achievement measurement date will be December 31, 2011 and the vesting date will be March 31, 2012. The vesting schedule and number of options or shares of restricted stock the Compensation Committee grants to each senior executive is determined based upon a number of factors, including market data collected with respect to the Compensation Peers and the evaluation each executive is given by Mr. Hill. In December of 2007, based upon the compensation information gathering and the senior executive review processes described above, the Compensation Committee concurred in the equity award recommendations made for each Named Executive Officer by Mr. Hill for 2008. In December of 2008, based upon a similar process, with the addition of the recommendations of its compensation consultant, the Compensation Committee concurred with Mr. Hill’s recommendations for 2009.

In concurring with Mr. Hill’s recommendations with respect to the other Named Executive Officers in December 2007, and in making its recommendations with respect to Mr. Hill’s equity awards, the Compensation

Committee considered the executive’s equity ownership interest in the Company, whether executives had realized the intended value of previous equity awards, the number of options held and their exercise price, the volume and value of awards held by other executives at the same level of authority in the Company and the need to retain and motivate the executives, each of whom is important to the Company’s continued success. The Board of Directors approved the Compensation Committee’s recommendation with respect to Mr. Hill’s equity awards for 2008 without modification. On December 9, 2008, Mr. Hill announced that he would not accept any equity awards in respect of the Company’s performance in 2008. The equity awards for the Named Executive Officers for 2008 are set forth under “Stock Awards” and “Option Awards” in the Summary Compensation Table.

Equity Award Mechanics. Equity awards are granted pursuant to the Company’s Stock Option Plans as described in the “Equity Compensation Plan Information”. Awards are made at the Compensation Committee’s scheduled meetings or by unanimous written consent. Awards typically fall into two categories: annual awards and new hire and promotion awards. New hire and promotion awards are made on the same day of each month, and annual awards are made at the Compensation Committee’s December meeting. The Compensation Committee may make grants at other times in connection with employee retention or otherwise.

All stock option awards have a per share exercise price equal to the closing price of our Common Stock on the grant date. Restricted stock and restricted stock unit awards may be based upon either performance or the passage of time or both. In most cases, the Company must achieve certain performance goals within the time frame established in connection with the award, in order for performance-based restricted stock to be earned. See the “Outstanding Equity Awards Table.” In the future, performance goals may be scaled so that the recipient can receive a portion of the award in the event the stated performance goals are not fully achieved.

The Compensation Committee has not granted, nor does it intend in the future to grant, equity awards in anticipation of the release of material nonpublic information. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based upon equity award grant dates. The Compensation Committee’s schedule is generally determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.

Deferred Compensation. Directors and eligible employees, including the Named Executive Officers, are entitled to defer a portion of their salary, and all or a portion of their bonus payments, pursuant to the Company’s nonqualified deferred compensation plan. Amounts credited to the plan may be allocated by the participant among 18 hypothetical investment alternatives. The amounts deferred are not actually invested in the alternatives; the alternatives exist to enable the Company to calculate what a participant is owed at the time the deferred amounts are distributed. The Company purchases insurance to secure a portion of its obligations to the participants. The Named Executive Officers did not participate in the Company’s nonqualified deferred compensation plan during 2008.

Retirement Plans. In addition to participating in the Company’s 401(k) plan, certain senior executive officers who meet certain eligibility criteria are entitled to continued medical and dental coverage following their retirement (the “Post-Retirement Healthcare Plan”). To be eligible, a Named Executive Officer, other than Mr. Hill, is required to be employed by the Company at age 60, and the sum of his or her age at retirement plus the number of years employed must equal or exceed 72. To be eligible for the program, an executive officer must be in good standing at the time of retirement. The program permits the executive to continue his or her existing medical and dental coverage until the later to occur of the death of the executive or the executive’s spouse. Participants in the program would be required to pay premiums in an amount equal to the payments they had been making immediately prior to retirement. No Named Executive Officers are currently eligible to participate in the program with the exception of Jeffrey C. Benzing. The Company’s obligations to Mr. Hill upon retirement are described below under “Employment and Severance Agreements” and in the “Pension Benefits Table” below. Mr. Hill also has a supplemental executive retirement plan (“SERP”) as described in footnote 2 to the “Pension Benefits Table” below.

Perquisites and Other Benefits. The Company annually reviews the perquisites that senior executives receive. In general, such perquisites are limited. Other than as described in the Summary Compensation Table or under the “Pension Benefits Table” below, the Company’s senior executives are entitled to few benefits that are not otherwise available to all of its employees.

Regulatory Considerations. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under section 162(m) of the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation”, as defined in Section 162(m).

In the recent past, compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers has been deductible by the Company even though certain compensation may not have qualified as “performance-based compensation.” However, it is possible that non-qualifying compensation paid to the Company’s executive officers may exceed $1 million in a taxable year and therefore limit the deductibility by the Company of a portion of such compensation. For example, each of the Company’s Named Executive Officers has been granted restricted stock, some of which will continue to vest over the next several years based upon either a time based vesting schedule or the achievement of certain performance goals. Please see the “Outstanding Equity Awards Table” for more details regarding such restricted stock awards.

Pursuant to Proposal No. 4 the Company is seeking reapproval of the Company’s 162(m) Bonus Program such that awards paid pursuant to the 162(m) Bonus Program shall be fully deductible under Section 162(m) of the Code. If the 162(m) Bonus Program is not approved by shareholders, it will be terminated. In that event, however, the Company likely will consider other forms of incentive pay for executives as may be necessary or appropriate to attract and retain key executive talent, which programs may be less likely to have the tax deductibility features of the 162(m) Bonus Program. Accordingly, the aggregate after-tax cost to the Company of providing such alternative bonus programs would likely increase.

Employment and Severance Agreements

Mr. Hill. Effective as of July 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Hill. This agreement amends and restates in its entirety Mr. Hill’s prior employment agreement dated as of October 1, 1998, as amended December 17, 1999, January 14, 2004 and March 15, 2005. The employment agreement was amended and restated principally to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and to address certain recent changes to the application of Section 162(m) of the Code described in IRS Revenue Ruling 2008-13. The amendments do not otherwise materially change the parties’ respective obligations and commitments. The amended and restated agreement provides for an initial employment term through December 31, 2010, with automatic renewals for successive two year periods if Mr. Hill continues to serve on the last day of each term. The agreement further provides that Mr. Hill will receive a base salary of $878,000 per annum which may be amended from time to time and will be eligible to participate in the Company’s then-existing executive bonus plan.

In addition, Mr. Hill is entitled to receive certain benefits and/or payments in connection with the termination of the agreement. These benefits and/or payments will vary depending upon whether termination of the agreement occurs as a result of Mr. Hill’s death, disability, resignation for “Good Reason” or termination “Not for Cause” (all as defined in the agreement). If the agreement is terminated by reason of Mr. Hill’s death, the Company will continue to pay salary and benefits to Mr. Hill’s estate through the second full month after his death. If the agreement is terminated by reason of Mr. Hill’s disability, as defined, the Company will continue to employ Mr. Hill. For the first 180 days of disability Mr. Hill will receive 100% of his base salary in effect at the time he becomes disabled and thereafter Mr. Hill will receive 66 2/3% of his base salary until he reaches 65.

Coverage under the Company’s health insurance benefit plans shall continue pursuant to the agreement in the case of Mr. Hill’s disability until he reaches age 65. If the Company terminates the agreement Not for Cause or if Mr. Hill resigns for Good Reason, Mr. Hill will be entitled to receive (i) the greater of (x) a severance payment equal to two years of his then-current base salary, or (y) his base salary through the expiration date of the agreement, which amount shall be payable in the form of salary continuation for two years on the Company’s normal payroll schedule; (ii) a single lump-sum payment equal to 300% of his base annual salary as in effect on the date of the termination payable in a single lump sum payment within 30 days following his date of termination; (iii) payment of health insurance premiums in accordance with the Company’s Post-Retirement Healthcare Plan without regard to any age or length of service limitations for that program; (iv) continued vesting of his stock options through the salary continuation period, with vested options to be exercised within three years following the end of such period, during which time Mr. Hill will serve as a consultant; and (v) immediate vesting of his restricted stock awards such that the Company’s right to repurchase such restricted stock shall immediately lapse. Payments during this salary continuation period are conditioned upon Mr. Hill’s not competing with the Company during that period. Mr. Hill’s right to terminate for Good Reason shall continue for two years following a “Change of Control” (as defined in the agreement) in which he accepts a position with the Company or its successor other than as Chairman and Chief Executive Officer. Mr. Hill’s Change of Control payments and benefits may be reduced such that they would not constitute a “parachute payment” within the meaning of Section 280G of the Code, or be subject to the excise tax imposed by Section 4999 of the Code. If the Company (a) terminates the agreement for “Cause” (as defined in the agreement), (b) if Mr. Hill terminates Not for Cause, or (c) upon Mr. Hill’s death after reaching the age of fifty-five and still being employed by the Company, no further rights to compensation or benefits will accrue to Mr. Hill, except that in the case of a termination Not for Cause or upon Mr. Hill’s death after reaching the age of fifty-five while still employed by the Company (i) Mr. Hill and his qualified dependents shall receive continued health insurance coverage under the Company’s officer retirement health benefit program, without regard to any age or length of service limitations for that program, and (ii) if Mr. Hill is age fifty-five or older at the time of his termination Not for Cause or death, he or his estate will receive a payment equal to twenty-four times his highest base monthly salary and an additional payment calculated according to the schedule set forth in the agreement. If Mr. Hill terminates his employment “Not for Cause” or retires after being disabled he will also receive the benefits he is entitled to under the Company’s July 1993 Board of Directors’ Resolution Regarding Officers’ Retirement, Medical and Dental Coverage; these may include lifetime health insurance for himself and his qualified dependents. See the “Pension Benefits Table” and “Potential Payments Upon Termination or Change-in-Control” below.

In addition, effective as of November 15, 2005, the Compensation Committee authorized the addition of the retirement benefits provided under Mr. Hill’s employment agreement to the plans and programs covered by the Company’s existing rabbi trust agreement with Union Bank of California as trustee. See the “Pension Benefits Table” and “Potential Payments Upon Termination or Change-in-Control” below.

In connection with the commencement of his employment in 2005, Mr. Caulfield entered into an employment agreement dated as of October 12, 2005. The agreement provides for a base salary of $385,000 annually, which may be amended from time to time at the Company’s sole discretion. The agreement also provided for a minimum 2005 cash bonus of $100,000, a signing bonus of $191,304 and an award of 80,000 shares of restricted stock which vested October 31, 2008. Mr. Caulfield is also entitled to receive a monthly draw of 50% of his target cash bonus, which is equal to 100% of his base salary, as commissions for the fiscal year. For year 2008, this amounted to $206,004, and is set forth under “non-Equity Incentive Compensation” in the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Novellus specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and its discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

J. David Litster

Youssef A. El-Mansy

Yoshio Nishi

William R. Spivey

Summary Compensation Table

The following table sets forth certain information concerning compensation of each Named Executive Officer during the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008:

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)		Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)			All Other Compensation ($)		Total ($)
Richard S. Hill	2008	$887,455	$743,618		$1,273,840		$—			$964,836	(5)	$41,314	(6)	$3,911,063
Chairman of the Board and Chief Executive Officer	2007	$792,901	$524,949		$1,449,972		$1,317,000	(4)		$915,300	(5)	$25,984	(6)	$5,026,106
	2006	$840,000	$1,273,688		$1,801,197		$1,386,000	(4)		$880,238	(5)	$41,972	(6)	$6,223,095

Jeffrey C. Benzing (11)	2008	$394,212	$271,490		$458,446		$—			$38,432	(7)	$22,648	(8)	$1,185,227
Principal Financial Officer, Executive Vice President and Chief Administrative Officer

William H. Kurtz (16)	2008	$67,500	$(169,614	) (9)	$(168,474	) (9)	$—		$	N/A	(16)	$—		$(269,392)
Executive Vice President and Chief Financial Officer	2007	$371,850	$269,381		$641,835		$378,300	(4)		$—	(16)	$19,401	(10)	$1,680,767
	2006	$375,000	$615,468		$692,730		$350,625	(4)		$15,135	(7)	$16,110	(10)	$2,065,068

Thomas Caulfield	2008	$416,554	$518,796		$569,590		$206,004	(17)		$22,671	(7)	$11,438	(13)	$1,745,053
Executive Vice President, Sales Marketing and Customer Service	2007	$381,385	$571,262		$557,953		$336,604	(4)		$12,026	(7)	$12,636	(13)	$1,871,866
	2006	$385,000	$597,107		$530,740		$408,173	(4)		$13,390	(7)	$74,644	(13)	$2,009,054

Timothy Archer (11)	2008	$338,448	$316,417		$532,069		$—			$19,851	(7)	$11,438	(14)	$1,218,223
Senior Vice President and General Manager

Fusen E. Chen (12)	2008	$364,484	$234,216		$539,969		$—			$21,890	(7)	$15,800	(15)	$1,176,359
Executive Vice President and Chief Technology Officer	2007	$333,712	$217,741		$618,632		$329,176	(4)		$9,849	(7)	$14,750	(15)	$1,523,860

(1)	During 2007, in recognition of a difficult business environment, certain of the Company’s employees, at the Vice President level and above, voluntarily reduced their base salary for the period July 1, 2007 to December 31, 2007. The voluntary reduction for Mr. Hill was 20% and the voluntary reduction for Messrs. Kurtz, Caulfield, and Chen was 10%. The voluntary reduction for Vice Presidents who were not members of the Executive Staff was 5%. Effective December 9, 2008, the CEO announced he would be reducing his base pay by 50% for 2009. Effective January 14, 2009, employees at the Vice President level and above voluntarily reduced their base salary 10%. Without the 2007 voluntary reductions, the Salary amounts shown above for 2007 would have been higher by $87,800 for Mr. Hill, $19,500 for Mr. Kurtz, $20,000 for Mr. Caulfield, and $17,500 for Mr. Chen. The voluntary reduction in base salary had no effect on bonus targets or levels and do not change the amounts potentially payable to the Named Executive Officers in the event of termination, change-in-control or other similar events. See “Potential Payments Upon Termination or Change-in-Control”. Also, see “Employment and Severance Agreements” for a full description of the benefits and payments that Mr. Hill and his qualified dependents will receive upon his death, disability, resignation for “Good Reason” or termination “Not for Cause” (each as defined in such agreement).

(2)	Stock awards consist of restricted stock and, for 2008 and 2007, restricted stock units. Amounts shown do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent expense recognized in the 2008 Consolidated Financial Statements in accordance with SFAS 123R, excluding any assumption for future forfeitures. All other assumptions used to calculate the expense amounts shown are set forth in Note 14 to the 2008 Consolidated Financial Statements. Except for Mr. Kurtz, who resigned and forfeited his stock awards on February 28, 2008, there were no actual forfeitures of stock awards by any Named Executive Officers in 2006, 2007 or 2008. In 2008, certain performance-based restricted stock awards issued in 2007 were determined not to be probable of vesting and any related expense recorded in 2007 was reversed. The 2007 amounts shown included performance-based restricted stock expense that was reversed in 2008 as follows: Mr. Hill, $12,864; Mr. Caulfield, $1,955; Mr. Archer $3,519 and Mr. Chen, $3,519. In 2007, certain performance-based restricted stock awards issued prior to 2007 were determined not to be probable of vesting and any related expense previously recorded was reversed. The 2006 amounts shown included performance-based restricted stock expense that was reversed in 2007 as follows: Mr. Hill, $520,159; Mr. Kurtz, $64,724; and Mr. Caulfield, $14,705. Accordingly, the 2008 and 2007 amounts shown for these Named Executive Officers are net of these reversals.

(3)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent expense recognized in the 2008 Consolidated Financial Statements in accordance with SFAS 123R, excluding any assumption for future forfeitures. Except for Mr. Kurtz, who resigned and forfeited his stock awards on February 28, 2008, there were no actual forfeitures of stock options by any Named Executive Officers in 2006, 2007 or 2008. The accounting methods and assumptions used to calculate the expense amounts shown for stock options granted in 2006, 2007 and 2008 are set forth in Note 14 to the 2008 Consolidated Financial Statements and are disclosed in the footnotes to our consolidated financial statements included in our Annual Reports on Form 10-K for each of the years ended December 31, 2002 to 2005 for stock options granted in years prior to the adoption of SFAS 123R.

(4)	Amounts consist of cash incentive compensation awards earned for services rendered in the fiscal year. The amounts were paid pursuant to the senior executive bonus programs described in “Compensation Discussion and Analysis—Components of Senior Executive Compensation—Bonuses.”

(5)	Amounts consist of changes to the pension value of Mr. Hill’s SERP of $928,408 in 2008, $920,530 in 2007 and $840,000 in 2006 and changes to the actuarial present value of Mr. Hill’s accumulated benefits under the Post-Retirement Healthcare Plan of $36,428 in 2008, $(5,230) in 2007 and $40,238 in 2006. See the “Pension Benefits Table.” The present value of accumulated benefits at December 31, 2007 declined for Mr. Hill due to the change in the interest rate assumption between years ended December 31, 2006 and December 31, 2007.

(6)	Represents amounts paid by the Company on behalf of Mr. Hill as follows: (i) $25,190 in 2008, $10,070 in 2007 and $26,500 in 2006 for tax planning and preparation fees, (ii) $9,374 in 2008, $9,164 in 2007 and $8,872 in 2006 for financial advisory fees and (iii) $6,750 in 2008, $6,750 in 2007 and $6,600 in 2006 for matching contributions to Mr. Hill’s account under the Company’s qualified 401(k) plan.

(7)	Amounts consist of a change in the actuarial present value of accumulated benefits under the Post-Retirement Healthcare Plan. See the “Pension Benefits Table.”

(8)	Represents amounts paid by the Company on behalf of Mr. Benzing as follows: (i) $11,210 for tax planning and preparation fees, (ii) $4,688 for financial advisory fees and (iii) $6,750 for matching contributions to Mr. Benzing’s account under the Company’s qualified 401(k) plan.

(9)	Mr. Kurtz resigned on February 28, 2008 and forfeited all his unvested stock awards and option awards. As a result, his 2008 stock awards and options awards expenses are negative due to forfeiture.

(10)	Represents amounts paid by the Company on behalf of Mr. Kurtz as follows: (i) $12,651 in 2007 and $9,510 in 2006 for tax planning and preparation fees and (ii) $6,750 in 2007 and $6,600 in 2006 for matching contributions to Mr. Kurtz’s account under the Company’s qualified 401(k) plan.

(11)	New addition to table in 2008; prior year information is not required.

(12)	New addition to table in 2007; year 2006 information is not required.

(13)	Represents amounts paid by the Company on behalf of Mr. Caulfield as follows: (i) $4,688 in 2008, $4,584 in 2007 and $3,329 in 2006 primarily for financial advisory fees, (ii) $1,302 in 2007 and $71,315 in 2006 for relocation fees, including $465 in 2007 and $8,801 in 2006 of tax assistance and (iii) $6,750 in 2008 and 2007 for matching contributions to Mr. Caulfield’s account under the Company’s qualified 401(k) plan.

(14)	Represents amounts paid by the Company on behalf of Mr. Archer as follows: (i) $4,688 in 2008 for financial advisory fees, (ii) $6,750 in 2008 for matching contributions to Mr. Archer’s account under the Company’s qualified 401(k) plan.

(15)	Represents amounts paid by the Company on behalf of Mr. Chen as follows: (i) $9,050 in 2008 and $8,000 in 2007 for tax planning and preparation fees and (ii) $6,750 in 2008 and 2007 for matching contributions to Mr. Chen’s account under the Company’s qualified 401(k) plan.

(16)	Mr. Kurtz resigned on February 28, 2008 and was not entitled to receive pension benefits due to his resignation. His accumulated plan benefit at December 31, 2007 was reduced by $19,815 due to his pending resignation. The reduction was excluded from his total compensation in 2007.

(17)	Represents a monthly draw of Mr. Caulfield’s commission target for the fiscal year ended December 31, 2008. The commission portion of Mr. Caulfield’s total variable cash compensation is 50% of his target cash bonus of 100% of his base salary.

Grants of Plan Based Awards Table

The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended December 31, 2008:

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards (3)		All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair value of Stock Option and Awards (6)
Name	Grant Date	Target $		Target (#)	Maximum (#)	All Other	All Other	Exercise or Base	Grant Date Fair
Richard S. Hill	NA	$1,317,000	(2)

Jeffrey C. Benzing	NA	$390,000	(1)
	12/18/2008						100,000	$12.47	$612,900
	12/18/2008			12,000	54,000				$149,640
	12/18/2008					18,000			$224,460

William H. Kurtz (7)	NA

Thomas Caulfield	NA	$412,000	(1)
	12/18/2008						100,000	$12.47	$612,900
	12/18/2008			8,000	36,000				$99,760
	12/18/2008					12,000			$149,640

Timothy Archer	NA	$334,800	(1)
	12/18/2008						150,000		$919,350
	12/18/2008			12,000	54,000			$12.47	$149,640
	12/18/2008					18,000			$224,460

Fusen Chen	NA	$360,500	(1)
	12/18/2008						100,000	$12.47	$612,900
	12/18/2008			12,000	54,000				$149,640
	12/18/2008					18,000			$224,460

(1)	Amounts shown are the targeted cash incentive compensation award potential for each Named Executive Officer under the senior executive bonus programs as described in “Compensation Discussion and Analysis—Components of Senior Executive Compensation—Bonuses”. There are no threshold or maximum payout amounts. The target amounts are based upon 100% of the individual’s 2008 base salary. For 2008, no Named Executive Officer received an award, irrespective of their achievement of individual performance goals, as the Company was deemed not to have achieved a 3% net profit after tax. The fact that no awards were deemed earned is reflected in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Mr. Hill’s target amount is based on 150% of his 2008 base salary.

(3)	Amounts shown as the target number of shares are performance-based restricted stock units granted to the Named Executive Officers in December 2008. The units will vest on a pro-rata basis, from a threshold of 0% of target to a maximum of 300% of target, based on Company’s revenue growth criteria. Additional shares equivalent to 150% of target will vest if the Company’s Compound Annual Growth Rate (CAGR) between year 2008 and 2011 is equal to or greater than 7.5%. See “Compensation Discussion and Analysis—Equity Awards- Performance-Based Restricted Stock Units.”

(4)	Amounts shown are the number of shares of service-based restricted stock units granted in December 2008. The shares will vest at the rate of one-fourth per year on the anniversary of the grant date.

(5)	Amounts shown are the number of shares underlying the options granted to the Named Executive Officers in December 2008. The options will vest with respect to the Named Executive Officers at a rate of one-fourth per year on the anniversary of the grant date.

(6)	Amounts shown represent the aggregate fair value of stock units and stock options at the date of grant calculated in accordance with SFAS 123R. Assumptions used to calculate the grant date fair value amounts are set forth in Note 14 to the 2008 Consolidated Financial Statements. The exercise price equals the share price of Common Stock on the grant date for stock options included in the table above. However, the fair value shown above may not be indicative of the value realized on the date the option is exercised due to variability in the share price of Common Stock.

(7)	Mr. Kurtz was not entitled to receive non-equity plan awards due to his resignation on February 28, 2008. He did not receive any stock awards or option awards in 2008.

The Summary Compensation and Grants of Plan-Based Awards Tables should be read in conjunction with both the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives and “Employment and Severance Agreements,” which provides a description of the material terms of any employment arrangements with our Named Executive Officers. For the Named Executive Officers, the amount of salary relative to total compensation averages approximately 28% before any of the voluntary salary reductions described in footnote (1) of the Summary Compensation Table.

Outstanding Equity Awards Table

The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of December 31, 2008:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard S. Hill	25,000		75,000	(3)	$26.01	12/14/2017
	66,667		33,333	(4)	$34.36	12/15/2016
	112,500		37,500	(5)	$24.61	12/16/2015
	200,000		—		$27.81	12/10/2014
	150,000	(1)	—		$31.24	06/11/2014
	165,648		—		$29.24	12/13/2012
	11,893	(1)	—		$48.71	04/12/2012
	122,459	(1)	—		$47.95	04/11/2012
	300,000	(1)	—		$38.70	12/20/2011
	100		—		$28.00	09/20/2011
	300,000		—		$30.25	12/15/2010
	354,000		—		$25.56	12/16/2009
							100,000	(6)	$1,234,000
										110,000	(7)	$1,357,400
Jeffrey C. Benzing	—		100,000	(8)	$12.47	12/18/2018
	12,500		37,500	(3)	$26.01	12/14/2017
	25,000		25,000	(9)	$33.39	12/14/2016
	30,000		10,000	(10)	$24.76	12/15/2015
	50,000		—		$27.91	12/09/2014
	20,000	(1)	—		$31.24	06/11/2014
	50,000		—		$29.24	12/13/2012
	50,000	(1)	—		$47.95	04/11/2012
	125,000	(1)	—		$38.70	12/20/2011
	100		—		$28.00	09/20/2011
	106,700		—		$30.25	12/15/2010
	120,000		—		$25.56	12/16/2009
							43,500	(13)	$536,790
										37,000	(14)	$456,580
William H. Kurtz (21)
Thomas Caulfield	—		100,000	(8)	$12.47	12/18/2018
	12,500		37,500	(2)	$26.15	12/13/2017
	32,500		32,500	(9)	$33.39	12/14/2016
	62,500		31,250	(12)	$21.86	10/31/2015
							15,750	(15)	$194,355
										28,000	(16)	$345,520
Timothy Archer	—		150,000	(8)	$12.47	12/18/2018
	12,500		37,500	(2)	$26.15	12/13/2017
	32,500		32,500	(9)	$33.39	12/14/2016
	30,000		10,000	(10)	$24.76	12/15/2015
	18,750		6,250	(11)	$21.54	10/27/2015
	30,000		—		$27.48	12/16/2014
	16,000	(1)	—		$31.24	06/11/2014
	20,000	(1)	—		$40.82	12/18/2013
	50,000		—		$29.24	12/13/2012
	40,000	(1)	—		$32.96	06/20/2012
	11,750	(1)	—		$38.70	12/20/2011
	6,000		—		$50.37	06/21/2011
	6,000		—		$30.25	12/15/2010
	100		—		$28.00	09/20/2011
	9,000		—		$25.56	12/16/2009
							47,750	(17)	$589,235
										43,500	(18)	$536,790
Fusen E. Chen	—		100,000	(8)	$12.47	12/18/2018
	12,500		37,500	(2)	$26.15	12/13/2017
	25,000		25,000	(9)	$33.39	12/14/2016
	30,000		10,000	(10)	$24.76	12/15/2015
	18,750		6,250	(11)	$21.54	10/27/2015
	20,000		—		$27.48	12/16/2014
	100,000		—		$25.58	10/21/2014
							49,750	(19)	$613,915
										42,000	(20)	$518,280

(1)	Certain options included above were unvested and “out-of-the-money” with an exercise price equal to or greater than $30.00 as of November 15, 2005. On this date, the Compensation Committee and the Audit Committee approved a plan to provide for immediate vesting of these options for all of the Company’s employees. The Company’s decision to accelerate the vesting of these options was in anticipation of compensation expense to be recorded subsequent to the applicable effective date of SFAS 123R and the Company considered that, because these options had exercise prices in excess of the then current market value, the options were not fully achieving their original objectives of incentive compensation and employee retention. Each of the Company’s Executive Officers, as defined under Rule 405 of the Securities Act, whose options were accelerated under this plan entered into a Resale Restriction Agreement which imposed restrictions on the sale of any shares received through the exercise of accelerated options until the earlier of (i) the original vesting dates set forth in the option or (ii) the Executive Officer’s termination of employment. Refer to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2005 for the form of Resale Restriction Agreement.

(2)	These options were granted on December 13, 2007 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(3)	These options were granted on December 14, 2007. Options for Mr. Hill vest at a rate of one-fourth per year on the anniversary of the grant date. Options for Mr. Benzing vest monthly over four years.

(4)	These options were granted on December 15, 2006 and vest at a rate of one-third per year on the anniversary of the grant date.

(5)	These options were granted on December 16, 2005 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(6)	The unvested shares consist of the following restricted stock awards: (i) 25,000 shares granted on December 15, 2006 that will vest on December 15, 2009 and (ii) 75,000 shares granted on June 11, 2004 that will vest on June 11, 2009. Mr. Hill’s award granted on June 11, 2004 allows for 50% of the shares to vest before the fifth anniversary of the grant date if the Company achieves aggregate revenue of $2.5 billion over four consecutive quarters.

(7)	The unvested shares consist of the following performance-based restricted stock awards and units: (i) 35,000 units granted on December 14, 2007 that will vest March 31, 2011 on a pro-rata basis (0% to 300%) depending on (a) the Company’s’ compound annual growth in revenue (CAGR) between fiscal 2007 and fiscal 2010 and (b) the Company’s CAGR performance in comparison to certain peer companies for the same period (collectively, the “2010 CAGR Performance Goals”) (See “Compensation Discussion and Analysis—Equity Awards—Performance-Based Restricted Stock Units”); (ii) 25,000 shares granted on December 15, 2006 that will vest if the Company achieves aggregate revenue of $2.1 billion over four consecutive quarters by December 31, 2010; and (iii) 50,000 shares granted on December 16, 2005 that will vest if the Company achieves aggregate revenue of $2.0 billion over four consecutive quarters by December 15, 2009.

(8)	These options were granted on December 18, 2008 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(9)	These options were granted on December 14, 2006 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(10)	These options were granted on December 15, 2005 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(11)	These options were granted on October 27, 2005 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(12)	These options were granted on October 31, 2005 and vest at a rate of one-fourth per year on the anniversary of the grant date.

(13)	The unvested shares consist of the following restricted stock awards and restricted stock units: (i) 9,000 restricted stock awards granted on June 11, 2004 that vest on June 11, 2009, (ii) 3,000 restricted stock awards granted on December 9, 2004 that vest on December 9, 2009, (iii) 13,500 restricted stock units granted on December 14, 2007 that vest monthly over four years and (iv) 18,000 restricted stock units granted on December 18, 2008 that vest at a rate of one-fourth per year on the anniversary of the grant date.

(14)	The unvested shares consist of (i) 10,000 performance-based restricted stock awards granted on December 15, 2005 that will vest if the Company achieves revenue of $2.0 billion over four consecutive quarters by December 15, 2009, (ii) 15,000 performance-based restricted stock awards granted on December 14, 2006 that will vest if the Company achieves revenue of $2.0 billion over four consecutive quarters by December 31, 2009 and (iii) 12,000 performance-based restricted stock units granted on December 18, 2008 that will vest on March 31, 2012 with a payout ratio from 0%-300% depending on (a) the Company’s compound annual growth in revenue (CAGR) between fiscal 2008 and fiscal 2011 and (b) the Company’s CAGR performance in comparison to certain peer companies for the same period (collectively, the “2011 CAGR Performance Goals). An additional performance-based RSU grant of 18,000 shares will vest if the Company’s CAGR between year 2008 and 2011 is equal to or greater than 7.5%. See “Compensation Discussion and Analysis-Equity Awards-Performance-Based Restricted Stock Units.”

(15)	The unvested shares consist of the following restricted stock units: (i) 3,750 shares granted on December 13, 2007 that vest at a rate of one-fourth per year on the anniversary of the grant date and (ii) 12,000 shares granted on December 18, 2008 that vest at a rate of one-fourth per year on the anniversary of the grant date.

(16)	The unvested shares consist of (i) 15,000 performance-based restricted stock awards granted on December 14, 2006 that will vest if the Company achieves revenue of $2.0 billion over four consecutive quarters by December 31, 2009, (ii) 5,000 performance-based restricted stock units granted on December 13, 2007 that will vest on March 31, 2011 on a pro rata basis (from 0% to 300%) if the Company achieves the 2010 CAGR Performance Goals and (iii) 8,000 performance-based restricted stock units granted on December 18, 2008 that will vest on March 31, 2012 with a payout ratio from 0%-300% depending on (a) the Company’s compound annual growth in revenue (CAGR) between fiscal 2008 and fiscal 2011 and (b) the Company’s CAGR performance in comparison to certain peer companies for the same period (collectively, the “2011 CAGR Performance Goals). An additional performance-based RSU grant of 12,000 shares will vest if the Company’s CAGR between year 2008 and 2011 is equal to or greater than 7.5%. See “Compensation Discussion and Analysis-Equity Awards-Performance-Based Restricted Stock Units.”

(17)	The unvested shares consist of the following restricted stock awards and restricted stock units: (i) 8,000 restricted stock awards granted on June 11, 2004 that vest on June 11, 2009, (ii) 5,000 restricted stock units granted on December 16, 2004 that vest on December 16, 2009, (iii) 10,000 restricted stock awards granted on October 27, 2005 that vest on October 27, 2010, (iv) 6,750 restricted stock units granted on December 13, 2007 that vest at a rate of one-fourth per year on the anniversary of the grant date and (v) 18,000 restricted stock units granted on December 18, 2008 that vest at a rate of one-fourth per year on the anniversary of the grant date.

(18)	The unvested shares consist of (i) 7,500 performance-based restricted stock awards granted on December 15, 2005 that will vest if the company achieves revenue of $2.0 billion over four consecutive quarters by December 15, 2009, (ii) 15,000 performance-based restricted stock awards granted on December 14, 2006 that will vest if the Company achieves revenue of $2.0 billion over four consecutive quarters by December 31, 2009, (iii) 9,000 performance-based restricted stock units granted on December 13, 2007 that will vest on March 31, 2011 on a pro rata basis (from 0% to 300%) if the Company achieves the 2010 CAGR Performance Goals and (iv) 12,000 performance-based restricted stock units granted on December 18, 2008 that will vest on March 31, 2012 with a payout ratio from 0%-300% depending on (a) the Company’s compound annual growth in revenue (CAGR) between fiscal 2008 and fiscal 2011 and (b) the Company’s CAGR performance in comparison to certain peer companies for the same period (collectively, the “2011 CAGR Performance Goals). An additional performance-based RSU grant of 18,000 shares will vest if the Company’s CAGR between year 2008 and 2011 is equal to or greater than 7.5%. See “Compensation Discussion and Analysis-Equity Awards-Performance-Based Restricted Stock Units.”

(19)	The unvested shares consist of the following restricted stock awards and restricted stock units: (i) 5,000 restricted stock awards granted on December 16, 2004 that vest on December 16, 2009, (ii) 15,000 restricted stock awards granted on May 2, 2005 that vest on October 4, 2009, (iii) 5,000 restricted stock awards granted on October 27, 2005 that vest on October 27, 2010, (iv) 6,750 restricted stock units granted on December 13, 2007 that vest at a rate of one-fourth per year on the anniversary of the grant date and (v) 18,000 restricted stock units granted on December 18, 2008 that vest at a rate of one-fourth per year on the anniversary of the grant date.

(20)	The unvested shares consist of (i) 6,000 performance-based restricted stock awards granted on December 15, 2005 that will vest if the company achieves revenue of $2.0 billion over four consecutive quarters by December 15, 2009, (ii) 15,000 performance-based restricted stock awards granted on December 14, 2006 that will vest if the Company achieves revenue of $2.0 billion over four consecutive quarters by December 31, 2009, (iii) 9,000 performance-based restricted stock units granted on December 13, 2007 that will vest on March 31, 2011 on a pro rata basis (from 0% to 300%) if the Company achieves the 2010 CAGR Performance Goals and (iv) 12,000 performance-based restricted stock units granted on December 18, 2008 that will vest on March 31, 2012 with a payout ratio from 0%-300% depending on (a) the Company’s compound annual growth in revenue (CAGR) between fiscal 2008 and fiscal 2011 and (b) the Company’s CAGR performance in comparison to certain peer companies for the same period (collectively, the “2011 CAGR Performance Goals). An additional performance-based RSU grant of 18,000 shares will vest if the Company’s CAGR between year 2008 and 2011 is equal to or greater than 7.5%. See “Compensation Discussion and Analysis-Equity Awards-Performance-Based Restricted Stock Units.”

(21)	Mr. Kurtz resigned on February 28, 2008 and forfeited his unvested options and awards on his last day of employment with the Company. He did not exercise his exercisable options within the three-month post termination exercise period.

Option Exercises and Stock Vested Table

The following table sets forth certain information concerning all exercises of stock options and vesting of restricted stock for each Named Executive Officer during the fiscal year ended December 31, 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Richard S. Hill	7,802	$44,553	—	$—
Jeffrey C. Benzing	—	$—	14,500	$214,880
William H. Kurtz	—	$—	—	$—
Thomas Caulfield	—	$—	81,250	$1,279,663
Timothy Archer	—	$—	19,750	$246,868
Fusen E. Chen	—	$—	8,250	$103,373

(1)	The value realized equals the difference between the option exercise price and the sale price of Common Stock at the time of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the closing price of Common Stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits Table

The following table sets forth certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement for each Named Executive Officer during the fiscal year ended December 31, 2008:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)		Payments During Last Fiscal Year ($)
Richard S. Hill	SERP (2)	15	$3,638,245		—
	Post-Retirement Healthcare Plan (3)	N/A	$345,691		—
William H. Kurtz	N/A (4)
Jeffrey C. Benzing	Post-Retirement Healthcare Plan (5)	20	$343,277	(6)	—
Thomas Caulfield	Post-Retirement Healthcare Plan (5)	3	$50,176	(6)	—
Timothy Archer	Post-Retirement Healthcare Plan (5)	14	$69,254	(6)	—
Fusen E. Chen	Post-Retirement Healthcare Plan (5)	4	$56,235	(6)	—

(1)	Amounts include benefits in which the Named Executive Officer may not have been vested at December 31, 2008.

(2)	Mr. Hill’s SERP is a cash retirement plan. In each payroll period, we credit Mr. Hill’s SERP account with an amount equal to a percentage of Mr. Hill’s base salary in that period. Mr. Hill becomes fully vested in his SERP benefit a) upon Mr. Hill’s death after reaching the age of fifty-five and still being employed by the Company or b) when his employment with the Company terminates, provided that for a period of two years following termination, Mr. Hill refrains from further employment as either an executive or member of the board of directors of any of the Company’s competitors. Upon fulfillment of these conditions, Mr. Hill’s minimum SERP benefit will be equal to 24 times his highest base monthly salary paid during his employment. An additional payment equal to the following multiples of Mr. Hill’s highest base monthly salary paid during his employment will be provided with reference to Mr. Hill’s attained age on the date his employment terminates or upon Mr. Hill’s death after reaching the age of fifty-five and still being employed by the Company: 12 times at age 56; 24 times at age 57; and 36 times at age 58 or older. As provided for in Mr. Hill’s employment agreement, Mr. Hill has elected to receive payment in five equal annual installments upon his death after reaching the age of fifty-five and still being employed by the Company or termination of his employment with the Company.

(3)	Upon retirement, Mr. Hill may become eligible to receive benefits under the Executive Officers’ Medical and Dental Retirement Benefits Plan described in footnote (5) below. However, under the provisions of Mr. Hill’s employment agreement, Mr. Hill is now eligible to receive these benefits without regard to any other age or length of service limitation other than being an employee in good standing.

(4)	Mr. Kurtz resigned on February 28, 2008 and was not entitled to receive pension benefits due to his resignation.

(5)

The Executive Officers’ Medical and Dental Retirement Benefits Plan provides for medical and dental coverage that is substantially comparable to coverage provided to active employees for Executive Officers and their spouses for the duration of their lifetimes. At the end of 2008, all Named Executive Officers were potentially eligible to participate in the Post-Retirement Healthcare Plan (assuming the applicable age, length of service and good standing requirements are met upon their actual retirement). Executive Officers are required to pay premiums for such coverage which would be equal to rates then applicable to active employees and their spouses. Executive Officers are entitled to receive these benefits provided each is in good standing upon termination of employment, each has reached the age of 60, and the age plus years of service upon termination equals at least 72. The same assumptions used to calculate the benefit obligation for our Post-Retirement Healthcare Plan in our 2008 Consolidated Financial Statements, including a discount rate of 5.80% and a mortality rate obtained from the 1994 Group Annuity Mortality Table, were used to calculate the present value of the accumulated benefit shown in the table above.

(6)	Amounts included in the table above assume that Messrs. Benzing, Caulfield, Archer and Chen will continue employment with the Company and otherwise satisfy the applicable eligibility requirements of the Executive Officers’ Medical and Dental Retirement Plan described in (5) above.

Potential Payments Upon Termination or Change-in-Control

All of the Company’s employees are employees at will. Accordingly, they may be terminated at any time, with or without cause. Effective as of July 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Hill. This agreement amends and restates in its entirety Mr. Hill’s prior employment agreement dated as of October 1, 1998, as amended December 17, 1999, January 14, 2004 and March 15, 2005. With respect to Mr. Hill, his employment agreement with the Company requires certain payments upon termination depending upon the reason their employment is terminated. See “Employment and Severance Agreements.” Other than Mr. Hill’s right to terminate his employment for Good Reason (as defined in his agreement), which continues for two years following a “Change of Control” (as defined in his agreement) under certain circumstances, a change-in-control of the Company does not result in the payment to any Named Executive Officer of any amounts to which the executive would not otherwise be entitled absent a change-in-control.

The table below sets forth the estimated amount of payments and other benefits each Named Executive Officer would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2008. Amounts potentially payable under plans which are generally available to all salaried employees, such as life and disability insurance, are excluded from the table. The values related to vesting of stock options and awards are based upon the fair market value of our Common Stock of $ 12.34 as reported on the NASDAQ Global Select Market on December 31, 2008, the last trading day of our fiscal year. Actual payments made at any future date would vary, including based upon the amount the Named Executive Officer would have accrued under the applicable benefit or compensation plan as well as based upon the price of our Common Stock.

Name	Event	Salary & Other Cash Payments ($) (1)		Vesting of Stock Options ($)		Vesting of Stock Awards ($)		Healthcare Benefits ($) (2)	Total ($)
Richard S. Hill	Death	$2,780,334	(3)	—		$1,295,700	(4)	—	$4,076,034
	Disability	$4,931,256	(5)	—	(5)	$2,591,400	(5)	—	$7,522,656
	Resignation Not for Cause or Retirement	$2,634,000	(6)	—		—		—	$2,634,000
	Resignation for Good Reason or Involuntary Termination Not for Cause	$4,390,000	(7)	—	(7)	$2,591,400	(8)	—	$6,981,400
	Change-in-Control	$4,390,000	(7)	—	(9)	$2,591,400	(8)	—	$6,981,400	(10)
Jeffrey C. Benzing	Death or Disability	—		—		$496,685	(4)	—	$496,685
William Kurtz (11)	N/A
Thomas Caulfield	Death or Disability	—		—		$269,938	(4)	—	$269,938
Timothy Archer	Death or Disability	—		—		$563,013	(4)	—	$563,013
Fusen E. Chen	Death or Disability	—		—		$566,098	(4)	—	$566,098

(1)	The amounts shown in this table reflect the base salaries in effect as of December 31, 2008.

(2)	Under the terms of Mr. Hill’s employment agreement, Mr. Hill and his dependents will be provided healthcare benefits for the duration of their lifetimes as of the date of Mr. Hill’s termination, disability or death. Mr. Hill will pay premiums equal to the rates then applicable to active employees’ spouses and dependents. The Company’s obligations related to Mr. Hill’s healthcare benefits are discussed in the “Pension Benefits Table”.

(3)	Under the terms of Mr. Hill’s employment agreement, if Mr. Hill’s employment terminates as a result of his death, his estate would be entitled to (i) his pro-rated base salary and benefits paid bi-weekly through the second full month after Mr. Hill’s death and (ii) his SERP benefit (see description in footnote (6) below). At December 31, 2008, these potential payments are $146,334 and $2,634,000, respectively. The SERP benefit is based on the highest monthly salary during Mr. Hill’s employment. It is payable to his estate in five equal annual installments based on Mr. Hill’s previous election.

(4)	Under the terms of each Named Executive Officer’s restricted stock award, half of the total number of shares of restricted stock awards and restricted stock units shall immediately vest if continuous service is terminated as a result of the death or disability of the Named Executive Officer.

(5)

Under the terms of Mr. Hill’s employment agreement, if Mr. Hill were to become disabled while employed by the Company, he would remain an employee of the Company until he reaches the age of 65. During this time, Mr. Hill would be entitled to receive 100% of his then base salary thru the last day of the month in which the 180th day of disability occurs. Thereafter, until he reaches the age of 65, he will receive 66 2/3% of his then base salary payable bi-weekly. Mr. Hill’s employment agreement requires that any long-term disability insurance payments received by Mr. Hill would reduce the Company’s disability payments. The amount shown above has not been reduced by any potential long-term disability insurance. As an employee, Mr. Hill’s outstanding stock options and stock awards would continue to vest. The stock options amount excludes options with an exercise price greater than the Company’s Common Stock closing price of $12.34 on December 31, 2008.

(6)	Mr. Hill attained age 56 during 2008 and, under the terms of Mr. Hill’s employment agreement, if he terminates his employment or upon his death, Mr. Hill and his qualified dependents are entitled to receive the amount shown above which reflects the accumulated benefits associated with his SERP. At age 56, the benefit consists of an additional cash payment equal to 24 times Mr. Hill’s highest base monthly salary paid during employment, and a supplement payment equal to 12 times of Mr. Hill’s highest base monthly salary paid during employment. In addition, a supplemental payment equal to the following multiples of Mr. Hill’s highest base monthly salary paid during employment would be made based on Mr. Hill’s age at the time of retirement or Mr. Hill’s age at the time of his death: 24 times at age 57—$1,756,000; and 36 times at age 58 or older—$2,634,000. These amounts are payable in a single lump sum payment based on Mr. Hill’s election and are conditioned upon Mr. Hill adhering to the noncompetition conditions set forth in the employment agreement throughout a two-year period following termination.

(7)	Under the terms of Mr. Hill’s employment agreement, if Mr. Hill is terminated by the Company for other than cause (as defined in the agreement), he will receive for a period of two years the following: (i) compensation in the form of salary continuation equal to two years then current base salary payable bi-weekly, and (ii) continued vesting of any outstanding stock option awards. In addition, Mr. Hill will be entitled to receive a single lump-sum payment equal to payment equal to 300% of his base annual salary as then in effect. After the two year period, Mr. Hill would serve as a consultant to the Company for a period of three years during which time Mr. Hill would have the ability to exercise any vested options. In the event of a change-in-control, Mr. Hill’s employment agreement provides that, if he accepts a position with the successor company, and terminates his employment for good reason (as defined in the agreement) within two years of the change-in-control, Mr. Hill will be entitled to the same benefits he would otherwise be entitled to upon his voluntary termination by the Company for other than cause absent an intervening change-in-control. The stock options amount excludes options with an exercise price greater than the Company’s Common Stock closing price of $12.34 on December 31, 2008.

(8)	Under the terms of Mr. Hill’s employment agreement, all unvested restricted stock awards and restricted stock units would immediately vest.

(9)	Under the terms of Mr. Hill’s employment agreement, all unvested stock options would immediately vest. The stock options amount excludes options with an exercise price greater than the Company’s Common Stock closing price of $12.34 on December 31, 2008.

(10)	Under the terms of Mr. Hill’s employment agreement, if any payment or benefit Mr. Hill would receive pursuant to a change-in-control would constitute a parachute payment within the meaning of Section 280G of the Code, then such payment or benefit would be reduced to an amount that resulted in no portion of the payment or benefit being subject to the excise tax. If such reduction were to occur, Mr. Hill’s employment agreement provides for payments and benefits to be reduced in a specified order. Based on an estimate of amounts to be received in relation to Mr. Hill’s taxable income for the preceding five years, the payments and benefits set forth in the table above did not result in amounts being subject to the excise tax and therefore, there was no resulting reduction in payments or benefits.

(11)	Mr. Kurtz resigned on February 28, 2008.

Equity Compensation Plan Information

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2008, including the Amended and Restated 1992 Stock Option Plan, the Amended and Restated 1992 Employee Stock Purchase Plan, the 2001 Plan (as defined below), the 2001 NQ Plan (as defined below), and the option plans and agreements assumed by the Company in connection with the acquisitions of GaSonics International Corporation (the “GaSonics Acquisition”) and SpeedFam-IPEC, Inc. (the “SpeedFam-IPEC Acquisition”) (together, with the exception of the 2001 Plan and the Amended and Restated 1992 Employee Stock Purchase Plan, the “Previous Plans” and collectively, together the “Company’s Stock Option Plans”).

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	22,338,899	$30.12	(6)	4,827,038	(7)
Equity compensation plans not approved by security holders (2) (3) (4)	806,447	$35.98		—
Total (5)	23,145,346	$30.35	(6)	4,827,038	(7)

(1)	Represents shares of Common Stock issuable pursuant to the Company’s Amended and Restated 1992 Stock Option Plan (the “1992 Plan”), the 1992 ESPP, and the 2001 Plan.

The 1992 Plan was originally adopted by the Board of Directors in April 1992 and was approved by the shareholders in May 1992. The Board of Directors adopted amendments and restatements of the 1992 Plan in 1993, 1995, 1996, 1997, 1998 and 1999. These amendments and restatements were approved by the shareholders in 1994, 1995, 1996, 1997, 1998 and 2000. The 1992 Plan is administered by the Compensation Committee. Options granted pursuant to the 1992 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Compensation Committee. Stock options expire ten years after the date of grant. The 1992 Plan expired in 2002 and options are no longer granted under the 1992 Plan. As of December 31, 2008, there were options outstanding to purchase 5,512,146 shares of Common Stock under the 1992 Plan at a weighted average exercise price of $34.33 per share and no shares available for future issuance.

The 1992 ESPP was originally adopted by the Board of Directors and approved by the shareholders in May 1992. Amendments and restatements of the 1992 ESPP were adopted by the Board of Directors and approved by the shareholders in 1995, 1996, 1997, 1998, 1999, 2002 and 2007. The purpose of the 1992 ESPP is to provide participating employees of the Company with an opportunity to purchase Common Stock through payroll deductions. The 1992 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The 1992 ESPP is implemented by one offering during each six-month period. The Board of Directors may alter the duration of the offering periods without shareholder approval. The price per share at which shares are sold under the 1992 ESPP is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period, or (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the NASDAQ Global Select Market as of such date. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant’s eligible compensation, which is defined in the 1992 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation, or (ii) $5,000 for each offering period. A participant may purchase no more than 1,000 shares in any one offering period. As of December 31, 2008, there were 474,560 shares available for future issuance under the 1992 ESPP.

The 2001 Plan was originally adopted by the Board of Directors in March 2001 and approved by the shareholders in May 2001. An amendment and restatement of the 2001 Plan was adopted by the Board of Directors and approved by shareholders at the annual meeting of shareholders in 2007. The amendment consolidated all of the Company’s equity award activities going forward including all shares that were available for grant under the 2001 Non-Qualified Stock Option Plan (the “2001 NQ Plan”), GaSonics Plans (as defined below) and the SpeedFam-IPEC Plans (as defined below) available for grant as of May 11, 2007. The 2001 Plan is administered by the Compensation Committee. Options granted pursuant to the 2001 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as otherwise determined by the Compensation Committee. Options expire ten years after the date of grant. The stock options issued under the 2001 Plan have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable. As of December 31, 2008, there were options outstanding to purchase 14,608,014 shares of Common Stock under the 2001 Plan at a weighted average exercise price of $28.54 per share, 2,218,739 outstanding restricted stock units, and 4,352,478 shares available for future issuance.

The 2001 Plan includes 5,404,880 shares of Common Stock issuable pursuant to option plans and agreements granted prior to May 11, 2007, pursuant to the Company’s 2001 NQ Plan. The Board of Directors adopted the 2001 NQ Plan in December 2001. The term of all options granted under the 2001 NQ Plan shall not exceed ten years from the date of grant.

(2)	Includes 293,991 shares of Common Stock issuable pursuant to option plans and agreements granted prior to May 11, 2007 assumed pursuant to the GaSonics Acquisition. The option agreements were originally issued by GaSonics under the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, the Gamma Precision Technology 1998 Stock Option Plan and the GaSonics International Corporation 2000 Supplemental Stock Option Plan (collectively, the “GaSonics Plans”), which are described below.

Pursuant to the GaSonics Acquisition, the Company assumed the option agreements then outstanding under the GaSonics Plans (the “GaSonics Assumed Options”). The GaSonics Assumed Options are governed by the terms of the respective GaSonics Plan under which they were originally issued. Options governed by the terms of the GaSonics Plans generally are non-transferable (with the exception of non-qualified stock options, which may be assigned) and expire no later than ten years from date of grant. Options generally are exercisable immediately upon vesting. Shares of Common Stock issuable and/or exercised under the GaSonics Plans vest based upon years of service, generally four years. The GaSonics Plans, other than the Gamma Precision Technology 1998 Stock Option Plan, which was assumed by GaSonics when GaSonics acquired Gamma Precision Technology, were duly approved by the shareholders of GaSonics prior to the GaSonics Acquisition.

(3)	Includes 262,456 shares of Common Stock issuable pursuant to option plans and agreements granted prior to May 11, 2007 assumed pursuant to the SpeedFam-IPEC Acquisition. The option agreements were originally issued by SpeedFam-IPEC under the SpeedFam, Inc. 1991 Employee Incentive Stock Option Plan, as amended, the SpeedFam-IPEC, Inc. 1992 Stock Option Plan, as amended, the 1995 Stock Plan for Employees and Directors of SpeedFam-IPEC International, Inc., as amended, the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc., and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001 (collectively, the “SpeedFam-IPEC Plans”), which are described below.

Pursuant to the SpeedFam-IPEC Acquisition, the Company assumed the option agreements then outstanding under the SpeedFam-IPEC Plans (the “SpeedFam-IPEC Assumed Options”). The SpeedFam-IPEC Assumed Options are governed by the terms of the respective SpeedFam-IPEC Plan under which they were originally issued. Options governed by the terms of the SpeedFam-IPEC Plans generally are non-transferable and expire no later than ten years from date of grant. Options generally are exercisable immediately, upon vesting. Shares of Common Stock issuable and/or exercised under the SpeedFam-IPEC Plans vest based upon years of service, generally four years. The SpeedFam-IPEC Plans, other than the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc. and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001, were duly approved by the shareholders of SpeedFam-IPEC prior to the SpeedFam-IPEC Acquisition.

(4)	Includes 250,000 shares of Common Stock issuable pursuant to the grant of an employment inducement stock option to Mr. Somekh, who joined the Company in January 2004.

(5)	Includes stock options and restricted stock units and excludes restricted stock awards.

(6)	The calculation of the weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units.

(7)	Performance-based restricted stock units may vest up to multiples of target. See “Compensation Discussion and Analysis—Equity Awards—Performance-Based Restricted Stock Units.” Accordingly, shares available is reduced by the maximum potential shares that could be issued for the performance awards.

Certain Relationships and Related Transactions

In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest on an ongoing basis and approving all such transactions (if such transactions are not approved by another independent body of the Board). A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year. The following were reportable transactions that occurred during year 2008.

The Company leases an aircraft from a third-party entity wholly owned by the Company’s Chairman and Chief Executive Officer. Under the aircraft lease agreement, the Company incurred lease expense of $0.78 million for the year ended December 31, 2008. The Audit Committee authorized the Company’s internal audit function to conduct a study of lease rates for similar aircraft as part of the internal audit plan approved by the Audit Committee in February 2008. The results of this study confirmed that rates charged by the third-party entity would be comparable to amounts charged by third-party commercial charter companies for similar aircraft.

The Company employs Mr. Hill’s spouse, Loan Hill, as Senior Director of Information Technology. Ms. Hill has been employed with the Company since 1991. As of and for the year ended December 31, 2008, Ms. Hill received compensation of approximately $250,507. In addition, the Company employs Mr. Benzing’s spouse, Victoria Shannon Benzing, as a Patent Executive. Ms. Benzing has been employed with the Company since 1995. As of and for the year ended December 31, 2008, Ms. Benzing received compensation of approximately $311,768. The compensation includes equity compensation related to option awards and stock awards, which is based on expense recognized in the 2008 Consolidated Financial Statements in accordance with SFAS 123R. The compensation paid to Ms. Hill and Ms. Benzing is commensurate with their peers.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be deemed to be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities to the shareholders with respect to the Company’s independent registered public accounting firm, accounting and financial reporting practices, the quality and integrity of the Company’s financial statements and reports, and the Company’s system of internal control over financial reporting. The Board of Directors has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee. A copy of the charter is available on the Company’s website at www.novellus.com. Since the effective date of the Sarbanes-Oxley Act of 2002, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

With regard to the fiscal 2008 audit, the Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2008, the scope, extent and procedures for its audits. Following completion of the audits, the Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of its examinations, the cooperation received by it during the audit examination, its evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 and the overall quality of the Company’s financial reporting.

Management has the primary responsibility for the Company’s financial statements, reporting process and systems of internal controls. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, with management. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with Ernst & Young LLP its judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61 “Communication with Audit Committees.” In addition, the Audit Committee received from Ernst & Young LLP written disclosures and a letter regarding its independence as required by the Public Company Accounting Oversight Board, discussed with Ernst & Young LLP its independence from management and the Company, and considered the compatibility of non-audit services with such independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors subsequently approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

In addition, the Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009, and the Board of Directors concurred with such selection. The Audit Committee has recommended to the shareholders that they ratify and approve the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

SUBMITTED BY THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Ann D. Rhoads

Neil R. Bonke

Glen G. Possley

Delbert A. Whitaker

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock as of December 31, 2008 as to (a) each director and nominee, (b) each Named Executive Officer for the year ended December 31, 2008, (c) all current executive officers and directors as a group, and (d) each person known by the Company, as of December 31, 2008, to beneficially own more than 5% of the outstanding shares of its Common Stock. Unless otherwise noted, the address of each beneficial owner listed in the table is c/o Novellus Systems, Inc., 4000 North First Street, San Jose, California 95134.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Directors and Named Executive Officers
Richard S. Hill (2)	2,216,383	2.2%
Neil R. Bonke (3)	38,000	*
Youssef A. El-Mansy (3)	39,333	*
J. David Litster (3)	40,167	*
Yoshio Nishi (3)	38,000	*
Glen G. Possley (3)	63,999	*
Ann D. Rhoads (3)	38,000	*
William R. Spivey (3)	56,000	*
Delbert Whitaker (3)	38,000	*
Jeffrey Benzing (4)	926,069	*
William H. Kurtz (5)	—	*
Thomas Caulfield (6)	123,304	*
Timothy Archer (7)	337,595	*
Fusen Chen (8)	252,250	*
All current executive officers and directors as a group (18 persons) (9)	4,721,645	4.68%
Persons Owning More Than 5% of Common Stock
Private Capital Management, L.P. (“PCM”) (10)	5,165,028	5.32%
BlackRock, Inc. (11)	5,443,971	5.61%
Clearbridge Advisors, LLC (12)	5,828,652	6.00%
T. Rowe Price Associates, Inc.(13)	6,198,337	6.38%
FMR LLC (14)	12,837,447	13.22%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Applicable percentages are based on 97,088,985 shares outstanding on December 31, 2008, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Includes (i) options to purchase an aggregate of 1,808,267 shares are currently exercisable or will be exercisable within 60 days of December 31, 2008, (ii) 175,000 shares subject to further vesting restrictions, (iii) 6,536 shares held by Mr. Hill’s spouse, (iv) 4,000 shares held by Mr. Hill’s spouse subject to further vesting restrictions and (v) options to purchase an aggregate of 74,617 shares held by Mr. Hill’s spouse are currently exercisable or will be exercisable within 60 days of December 31, 2008.

(3)	Includes (i) options to purchase an aggregate of 18,000 shares which are currently exercisable or will be exercisable within 60 days of December 31, 2008 and (ii) 9,999 shares subject to further vesting restrictions.

(4)	Includes (i) options to purchase an aggregate of 591,383 shares which are currently exercisable or will be exercisable within 60 days of December 31, 2008, (ii) 750 shares of restricted stock units which will be fully vested within 60 days of December 31, 2008 and (iii) 37,000 shares subject to further vesting restrictions, (iv) 7,260 shares held by Mr. Benzing’s spouse, (v) 5,000 shares held by Mr. Benzing’s spouse subject to further vesting restrictions and (vi) options to purchase an aggregate of 280,475 shares held by Mr. Benzing’s spouse which are currently exercisable or will be exercisable within 60 days of December 31, 2008.

(5)	Mr. Kurtz resigned on February 28, 2008 and did not own any company shares as of December 31, 2008.

(6)	Includes (i) options to purchase an aggregate of 107,500 shares which are currently exercisable or will be exercisable within 60 days of December 31, 2008 and (ii) 15,000 shares subject to further vesting restrictions.

(7)	Includes (i) options to purchase an aggregate of 282,600 shares which are currently exercisable or will be exercisable within 60 days of December 31, 2008 and (ii) 45,500 shares subject to further vesting restrictions.

(8)	Includes (i) options to purchase an aggregate of 206,250 shares which are currently exercisable or will be exercisable within 60 days of December 31, 2008 and (ii) 46,000 shares subject to further vesting restrictions.

(9)	Includes (i) options to purchase an aggregate of 3,532,725 shares held by the current executive officers and directors which are currently exercisable or will be exercisable within 60 days of December 31, 2008, (ii) 480,992 shares held by the current executive officers and directors subject to further vesting restrictions, and (iii) indirect holdings attributable to executive officers’ spouses including options exercisable within 60 days of December 31, 2008 and shares subject to further vesting restrictions in the amount of 377,888 shares.

(10)	Based solely on a Schedule 13G/A Amendment No. 3 filed with the SEC on February 13, 2009, Private Capital Management, L.P. (“PCM”) has sole voting and dispositive power with respect to 438,800 shares and shared voting and dispositive power with respect to 4,726,228 shares as of December 31, 2008. PCM, 8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108.

(11)	Based solely on a Schedule 13G/A Amendment No. 4 filed with the SEC on February 10, 2009, BlackRock, Inc. has shared voting and dispositive power over 5,443,971 shares and does not have sole voting or dispositive power with respect to any shares as of December 31, 2008. BlackRock, Inc. 40 East 52nd Street New York, NY 10022.

(12)

Based solely on a Schedule 13G/A Amendment No. 1 filed with the Securities and Exchange Commission on February 13, 2009, Clearbridge Advisors, LLC has sole voting power with respect to 5,124,463 shares, sole dispositive power over 5,828,652 shares, and does not have shared voting or dispositive power with respect to any shares, as of December 31, 2008. Clearbridge Advisors, LLC 620 8th Avenue, New York, NY 10018.

(13)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2009, VT. Rowe Price Associates, Inc. has sole voting power with respect to 515,762 shares, sole dispositive power with respect to 6,198,337 shares, and does not have shared voting or dispositive power with respect to any shares as of December 31, 2008. T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, Maryland 21202.

(14)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009, FMR LLC has sole voting power with respect to 97,838 shares, sole dispositive power with respect to 12,837,447 shares, and does not have shared voting or dispositive power with respect to any shares as of December 31, 2008. FMR LLC 82 Devonshire Street, Boston, Massachusetts 02109.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC and NASDAQ. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required to have been filed for such persons, the Company believes that its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them in 2008.

Other Business

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Whether or not you expect to attend the Annual Meeting of shareholders in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instruction. You may submit your proxy or voting instructions (i) over the Internet, (ii) by telephone, or (iii) by completing, signing, dating and returning the enclosed Proxy Card by mail in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your Proxy Card or submit your proxy over the Internet or by telephone and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, NOVELLUS SYSTEMS, INC., 4000 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

THE BOARD OF DIRECTORS

Dated: April 9, 2009

APPENDIX A

NOVELLUS SYSTEMS, INC.

2001 STOCK INCENTIVE PLAN

(Amended and Restated Effective May 12, 2009)

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of an Option, Restricted Stock or Restricted Stock Unit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means any committee appointed by the Board to administer the Plan.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Novellus Systems, Inc., a California corporation.

(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(m) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(n) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, that as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(t) “Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(y) “Outside Director” means a Director who is not an Employee.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Performance—Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(bb) “Plan” means this 2001 Stock Incentive Plan.

(cc) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(dd) “Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

(ee) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ff) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(hh) “Share” means a share of the Common Stock.

(ii) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 20,860,000 Shares, plus the number of Shares that remain available for grants of awards under the Company’s 2001 Non-Qualified Stock Option Plan (the 2001 NQ Plan) as of May 11, 2007, plus any Shares that would otherwise return to the 2001 NQ Plan as a result of forfeiture, termination or expiration of awards previously granted under the 2001 NQ Plan. Notwithstanding the foregoing, beginning on May 12, 2009, any Shares issued pursuant to all Awards of Restricted Stock and Restricted Stock Units shall be counted against the maximum aggregate limit as 1.6 Shares for every one (1) Share issued in connection with such Award (and shall be counted as 1.6 Shares for every one (1) Share that is returned or deemed not to have been issued from the Plan pursuant to Section 3(b) below in connection with Awards of Restricted Stock and Restricted Stock Units). The maximum aggregate number of Shares which may be issued pursuant to all Awards of Incentive Stock Options is 14,000,000 Shares. All Share amounts and limits within this Section 3(a) are subject to the provisions of Section 10, below. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to shareholder approval and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock or other Award shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award Options, Restricted Stock and Restricted Stock Units with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. For Awards that are not intended to qualify as Performance-Based Compensation, the performance criteria established by the Administrator may be based on personal management objectives, or other measures of performance selected by the Administrator. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be 600,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options for up to an additional 1,200,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a

Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option (if approved by shareholders).

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be 600,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(ii) In cases other than the case described in the preceding paragraph, the per Share exercise price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of a Restricted Stock or Restricted Stock Units grant, such price, if any, shall be determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Nonstatutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Related Entity Dispositions. Except as may be provided in an Award Agreement:

(a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent.

(b) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Nonstatutory Stock Option.

12. Effective Date and Term of Plan. The Plan became effective in 2001. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would:

(i) lessen the shareholder approval requirements of Section 4(b)(vi) or this Section 13(a);

(ii) increase the benefits accrued to participants under the Plan;

(iii) increase the number of securities which may be issued under the Plan; or

(iv) modify the requirements for participation in the Plan.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11 above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Plan History. The Plan was initially approved by the Board and shareholders of the Company in 2001. In February 2003, the Board approved an amendment to the Plan to increase the automatic option grant to Outside Directors under Section 6(e) of the Plan from 10,000 shares to 18,000 shares, which amendment was not subject to shareholder approval. In March 2005, subject to shareholder approval, the Board approved an amendment to the Plan in order to (i) increase the number of shares available for issuance thereunder by 4,500,000 shares from 6,360,000 shares to 10,860,00 shares, (ii) provide that the maximum number of Shares which may be issued pursuant to all Awards of Restricted Stock is 2,136,000 Shares, (iii) remove the automatic option grant program for Outside Directors under Section 6(e) in order to permit greater flexibility in the granting of awards to Outside Directors under the Plan and (iv) amend certain other administrative provisions of the Plan. On July 20, 2006, the Board approved an amendment to the Plan to permit the grant of Restricted Stock Units and to make such other changes to reflect current Applicable Laws. On February 15, 2007, the Board approved an amendment and restatement of the Plan, subject to the approval of the Company’s shareholders, (i) to increase the maximum number of Shares available under the Plan; (ii) to impose a per person limit on the number of Shares subject to Awards of Restricted Stock and Restricted Stock Units intended to qualify as Performance-Based Compensation in any fiscal year of the Company; and (iii) to expand the definition of Corporate Transaction, which shall take effect only for Awards granted on and after the date on which the Company’s shareholders approve the amendment and restatement of the Plan. On March 30, 2009, the Board approved an amendment and restatement of the Plan, subject to the approval of the Company’s shareholders, (i) to increase the maximum number of Shares available under the Plan and (ii) to adopt a fungible share reserve pursuant to which each Award of Restricted Stock and Restricted Stock Units is charged against the reserve as 1.6 Shares for each Share subject to the Award.

18. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

APPENDIX B

NOVELLUS SYSTEMS, INC.

AMENDED AND RESTATED 1992 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Effective May 12, 2009)

The following constitute the provisions of the Amended and Restated 1992 Employee Stock Purchase Plan of Novellus Systems, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock, no par value, of the Company.

(d) “Company” shall mean Novellus Systems, Inc., a California corporation.

(e) “Compensation” shall mean all regular straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

(f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than three (3) months or reemployment upon the expiration of such leave is guaranteed by contract or statute. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the first day after such three (3) month leave, for purposes of determining eligibility to participate in the Plan.

(g) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(h) “Employee” shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(i) “Exercise Date” shall mean the last day of each offering period of the Plan.

(j) “Offering Date” shall mean the first day of each offering period of the Plan.

(k) “Plan” shall mean this 1992 Employee Stock Purchase Plan, as amended and restated.

(l) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who is an Employee as of the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-five Thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding and exercisable at any time.

4. Offering Periods. The Plan shall be implemented by overlapping or consecutive offering periods of no more than six (6) months duration until the Plan is terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company’s Human Resource department during the open enrollment period prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

(b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

6. Payroll Deductions.

(a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount not exceeding fifteen percent (15%) of the Compensation which he received on the payday immediately preceding the Offering Date, and the aggregate of such payroll deductions during the offering period shall not exceed the lesser of (i) 15% of his aggregate Compensation during said offering period, (ii) $5,000 or (iii) such lesser amount determined by the Board at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

(b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

(c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization.

7. Grant of Option.

(a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price determined in accordance with paragraph 7(b), below) a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions to be accumulated during such offering period (not to exceed the amount determined in accordance with paragraph 6(a), above) by the option price per share determined in accordance with paragraph 7(b), below, subject to the limitations set forth in paragraphs 3(b) and 12 hereof; provided, however, that the maximum number of shares that may be purchased by any Employee under any offering period is 1,000 shares.

(b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its good faith discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing bid price or last sale price of the Common Stock for such date (or, if no closing bid or last sales price was reported on such date, on the last trading date such closing bid or last sales price was reported), as reported in the Wall Street Journal (or, if not so reported, as reported in such other source as the Board deems reliable).

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.

9. Delivery. After the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, or to a broker designated by the Company, as appropriate, of the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time up to fifteen (15) days prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant’s payroll deductions credited to his account will be paid to him after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

(d) A participant’s withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company. If a participant withdraws from an offering, payroll deductions will not resume at the beginning of a succeeding offering period unless the participant delivers to the Company a new subscription agreement in accordance with paragraph 5(a).

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 7,900,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the offering period.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan.

18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stocks resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the offering period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the offering period then in progress in lieu of assumption, the Board shall notify each participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that either:

(a) the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the offering period as provided in Section 10; or

(b) the Company shall pay to the participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Board that is equal to the excess, if any, of (i) the fair market value of the shares subject to the option over (ii) the aggregate option price had the participant’s option been exercised automatically under part (a) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the participant.

For purposes of this paragraph 18, an option granted under the Plan shall be deemed to be assumed if the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or parent thereof. The determination of option comparability shall be made by the Board and its determination shall be final, binding and conclusive on all persons.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 21) if such amendment would:

(a) Increase the number of shares that may be issued under the Plan;

(b) Permit payroll deductions at a rate in excess of the lesser of (i) fifteen percent (15%) of the participant’s Compensation or (ii) $5,000 per offering period;

(c) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

(d) If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at the time of such amendment, materially increase the benefits which may accrue to participants under the Plan.

If any amendment requiring shareholder approval under this paragraph 19 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in paragraph 21 of the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Shareholder Approval.

(a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the votes cast at a shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or if such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote on the Plan; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

(b) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the granting of an option hereunder to an officer or director, do the following:

(i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

(ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

24. Plan History. In May 1992 the Board adopted, and the shareholders approved, the Plan. In January 1995 the Board adopted, and in May 1995 the shareholders ratified, an amendment to the Plan to increase the number of shares available for issuance under the Plan from 150,000 to 250,000 shares. In March 1996, the Board approved, and in May 1996 the shareholders ratified, an amendment to the Plan to increase the number of shares available for issuance thereunder from 250,000 shares to 290,000 shares. In April 1997, the Board approved, and in May 1997 the shareholders ratified, an amendment to the Plan increasing the number of shares available for issuance thereunder from 290,000 shares to 350,000 shares. In September 1997, the Company declared a stock split, thus increasing the number of shares reserved for issuance under the Plan to 700,000 shares. In March 1998, the Board approved, and in May 1998 the shareholders ratified, an amendment to the Plan increasing the number of shares available for issuance thereunder from 700,000 shares to 950,000 shares. In February 1999, the Board approved, and in May 1999 the shareholders ratified, an amendment to the Plan increasing the number of shares available for issuance thereunder from 950,000 shares to 1,300,000 shares. In December 1999, the Company declared a stock split, thus increasing the number of shares reserved for issuance under the Plan to 3,900,000 shares. In March 2002, the Board approved, and in May 2002 the shareholders ratified, an amendment to the Plan increasing the number of shares available for issuance thereunder by 1,000,000 shares from 3,900,000 shares to 4,900,000 shares. In March 2005, subject to shareholder approval, the Board approved an amendment to the Plan in order to (a) increase the number of shares available for issuance thereunder by 1,000,000 shares from 4,900,000 shares to 5,900,000 shares and (b) revise various administrative provisions of the Plan as well as the termination provisions (under paragraph 18 of the Plan) in the event of a sale of all or substantially all of the assets of the Company or a merger of the Company. The amendment of the various administrative provisions and paragraph 18 of the Plan, if approved by the shareholders, shall be effective for offering periods beginning on or after May 1, 2005. In February 2007, the Board approved an amendment to the Plan increasing the number of shares available for issuance thereunder by 1,000,000 shares from 5,900,000 shares to 6,900,000 shares, which was approved by the Company’s shareholders on May 11, 2007. On March 30, 2009, the Board approved an amendment to the Plan increasing the number of shares available for issuance thereunder by 1,000,000 shares from 6,900,000 to 7,900,000 shares, and if approved by the shareholders, shall be effective for offering periods beginning on or after May 12, 2009.

APPENDIX C

162(m) BONUS PROGRAM

Purpose of the 162(m) Bonus Program

The 162(m) Bonus Program is intended to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and achieve the Company’s objectives.

Administration of the 162(m) Bonus Program

The 162(m) Bonus Program will continue to be administered by the Compensation Committee in accordance with the provisions of the 162(m) Bonus Program and the requirements of Section 162(m).

Eligibility to Receive Awards

All officers of the Company and its affiliates are eligible to participate in the 162(m) Bonus Program. Participation in the 162(m) Bonus Program by any particular officer is determined annually at the discretion of the Compensation Committee. In selecting participants for the 162(m) Bonus Program, the Compensation Committee will choose officers of the Company and its affiliates who are likely to have a significant impact on Company performance. For 2009, the Named Executive Officer participants in the 162(m) Bonus Program are currently expected to be Messrs. Hill, Benzing, Archer, Caulfield and Chen. Participation in future years will be at the discretion of the Compensation Committee, but it currently is expected that five to ten officers will participate each year.

Target Awards and Performance Goals

Each year, the Compensation Committee establishes: (1) a target award for each participant, (2) the performance goals which must be achieved in order for the participant to be paid the target award, and (3) a formula for increasing or decreasing a participant’s target award depending upon how actual performance compares to the pre-established performance goals.

Each participant’s target award is expressed as a percentage of his or her base salary. Base salary under the 162(m) Bonus Program means the participant’s annual salary rate on the last day of the year.

The Compensation Committee periodically establishes performance measures used for setting the performance goals for any year. Examples of these performance goals are as follows: (1) annual revenue, (2) controllable profits, (3) customer satisfaction management by objectives, (4) earnings per share, (5) individual management by objectives, (6) net income, (7) new orders, (8) pro forma net income, (9) return on designated assets, (10) asset turnover, (11) cash flow, (12) minimum cash balances and (13) return on sales. The Compensation Committee may set performance goals which differ from participant to participant. For example, the Compensation Committee may choose performance goals which apply on either a corporate or business unit basis, as deemed appropriate in light of the participant’s responsibilities.

In 2008, the failure of the Company to meet a threshold 3% net profit after tax resulted in no participant receiving a bonus under the 162(m) Bonus Program, even if their individual objectives were met or exceeded. For 2009, a similar outcome is likely.

Determination of Actual Awards

After the end of each year, the Compensation Committee certifies the extent to which the performance goals applicable to each participant were achieved or exceeded. An actual award (if any) for each participant is determined by applying the formula to the level of actual performance which has been certified by the Compensation Committee. However, the Compensation Committee retains discretion to eliminate or reduce the

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actual award payable to any participant below that which otherwise would be payable under the applicable formula. In addition, no participant’s actual award under the 162(m) Bonus Program may exceed $3 million for any year.

The 162(m) Bonus Program contains a continuous employment requirement. If a participant terminates employment with the Company prior to the end of the year to which the award relates, he or she generally will not be entitled to the payment of an award for the year. However, if the participant’s termination is due to disability or death, the Compensation Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Compensation Committee deems appropriate.

Awards under the 162(m) Bonus Program are generally payable in cash. However, the Compensation Committee reserves the right to declare any award wholly or partially payable in an equivalent amount of restricted stock awards and restricted stock units issued under the Company’s 2001 Stock Incentive Plan. Any restricted stock awards and restricted stock units so granted would vest over a period not longer than four years.

Amendment and Termination of the 162(m) Bonus Program

The Board may amend or terminate the 162(m) Bonus Program at any time and for any reason, but in accordance with Section 162(m) of the Code, certain material amendments to the 162(m) Bonus Program will be subject to shareholder approval.

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NOVELLUS

NOVELLUS SYSTEMS, INC.

ATTN: INVESTOR SERVICES

4000 N. FIRST STREET

SAN JOSE, CA 95134

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Novellus Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years or, if voting by mail please check the applicable box below to indicate that you agree to receive or access shareholder communications electronically in the future.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Novellus Systems, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M11896-P77713

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NOVELLUS SYSTEMS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1. To elect nine directors of the Company to serve for the ensuing year until their successors are elected and qualified.

Nominees:

01) Richard S. Hill

02) Neil R. Bonke

03) Youssef A. El-Mansy

04) J. David Litster

05) Yoshio Nishi

06) Glen G. Possley

07) Ann D. Rhoads

08) William R. Spivey

09) Delbert A. Whitaker

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. Proposal to ratify and approve an amendment and restatement of the Company's 2001 Stock Incentive Plan.

3. Proposal to ratify and approve an amendment to the Company's Amended and Restated 1992 Employee Stock Purchase Plan.

4. Proposal to reapprove the Company's senior executive bonus plan, pursuant to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

5. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.

For

Against

Abstain

Authority is hereby given to the proxies identified on the reverse side of this card to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Consent to electronic access:

By marking this box, I consent to access future annual reports and proxy statements of Novellus Systems, Inc. over the Internet. I understand that unless I request otherwise or revoke my consent, Novellus Systems, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent I can contact Novellus Systems, Inc.'s transfer agent, The Bank of New York Mellon.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Yes

No

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K Combo Document are available at www.proxyvote.com.

M11897-P77713

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOVELLUS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 12, 2009

The undersigned hereby appoints Martin J. Collins and Robin Yim, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all shares of Common Stock of Novellus Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., local time, on May 12, 2009, at the Company’s principal executive offices, 4000 North First Street, San Jose, California, 95134, or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 27, 2009 as the Record Date for determining the shareholders entitled to notice of and to vote at the 2009 Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3, 4 AND 5.

THIS PROXY ALSO COVERS ALL SHARES FOR WHICH THE UNDERSIGNED HAS THE RIGHT TO GIVE VOTING INSTRUCTIONS TO VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE OF THE NOVELLUS SYSTEMS, INC. RETIREMENT PLAN (THE “PLAN”). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN TO THE TRUSTEE BY MAY 9, 2009 AT 5:00 PM EASTERN TIME THE PLAN’S TRUSTEE WILL VOTE THE SHARES HELD IN THE PLAN FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE